                                                                     EXHIBIT 4.3
                                                                     -----------




================================================================================


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT



                          dated as of October 26, 1998



                                     among



                         CAREER EDUCATION CORPORATION,
                                   as Parent,



                         THE CO-BORROWERS NAMED HEREIN,



                           THE LENDERS NAMED HEREIN,


                             LASALLE NATIONAL BANK,
                            as Administrative Agent,

                                      and

                            THE BANK OF NOVA SCOTIA,
                           as Foreign Currency Agent


================================================================================

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.

                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS...............................  1
     1.1  Certain Defined Terms............................................  1
     1.2  Other Definitional Provisions.................................... 21
     1.3  Accounting and Financial Determinations.......................... 22
     1.4  Currency Equivalents Generally................................... 22

SECTION 2.  THE COMMITMENTS................................................ 22
     2.1  Revolving Loan Commitment........................................ 22
     2.2  LC Commitment.................................................... 23
     2.3  Commitments and Other Terms...................................... 23
     2.4  Canadian Dollar Loans............................................ 23

SECTION 3.  THE LOANS...................................................... 24
     3.1  Various Types of Loans........................................... 24
     3.2  Notice of Borrowing.............................................. 24
     3.3  Funding.......................................................... 24
     3.4  Funding Reliance................................................. 25
     3.5  Conversion and Continuation of Loans............................. 25
     3.6  Repayment of Revolving Loans; Notes.............................. 27
     3.7  Recordkeeping.................................................... 27

SECTION 4.  THE LETTERS OF CREDIT.......................................... 27
     4.1  Request for Issuance of Letters of Credit........................ 27
     4.2  Expiration and other Terms....................................... 28
     4.3  Participation.................................................... 28
     4.4  Notification of Demand for Payment............................... 28
     4.5  Funding by Administrative Agent.................................. 28
     4.6  Funding By Lenders............................................... 28
     4.7  Non-Conforming Demand For Payment................................ 29
     4.8  Return of Funds Related to Non-Conforming Demand................. 29
     4.9  Return of Letter of Credit....................................... 29
     4.10  Reimbursement Agreement of the Parent........................... 30
     4.11  Obligation to Reimburse for or Participate in Letter of
           Credit Payments................................................. 30
     4.12  Mandatory Payment to Administrative Agent of LC Obligations..... 31
     4.13  Existing Letters of Credit...................................... 31
     4.14  Limited Participation and Funding of Letters of Credit.......... 32

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SECTION 5.  INTEREST AND FEES, ETC......................................... 32
     5.1  Interest Rates................................................... 32
     5.2  Default Interest Rate............................................ 33
     5.3  Interest Payment Dates........................................... 33
     5.4  Interest Periods................................................. 34
     5.5  Setting and Notice of Rates...................................... 34
     5.6  Computation of Interest.......................................... 34
     5.7  Fees............................................................. 34

SECTION 6.  REDUCTION OR TERMINATION OF THE COMMITMENTS; PAYMENTS AND
                 PREPAYMENTS............................................... 37
     6.1  Voluntary Reduction or Termination of the Revolving Loan
          Commitments...................................................... 37
     6.2  Voluntary Reduction of the LC Commitments........................ 37
     6.3  Voluntary Prepayments............................................ 37
     6.4  Making of Payments............................................... 37
     6.5  Due Date Extension............................................... 38
     6.6  Sharing of Payments.............................................. 38
     6.7  Setoff........................................................... 39
     6.8  Net Payments..................................................... 39

SECTION 7.  CHANGES IN CIRCUMSTANCES....................................... 40
     7.1  Increased Costs.................................................. 40
     7.2  Change in Rate of Return......................................... 41
     7.3  Basis for Determining Interest Rate Inadequate or Unfair......... 42
     7.4  Changes in Law Rendering Certain Loans Unlawful.................. 43
     7.5  Funding Losses................................................... 43
     7.6  Right of Lenders to Fund Through Other Offices................... 43
     7.7  Discretion of Lenders as to Manner of Funding.................... 44
     7.8  Conclusiveness of Statements; Survival of Provisions............. 44
     7.9  Alternative Lending Office....................................... 44

SECTION 8.  COLLATERAL AND OTHER SECURITY.................................. 44
     8.1  Security Documents............................................... 44
     8.2  Termination...................................................... 46
     8.3  Further Assurances............................................... 46

SECTION 9.  REPRESENTATIONS AND WARRANTIES................................. 46
     9.1  Organization, etc. .............................................. 47
     9.2  Authorization.................................................... 47
     9.3  No Conflict...................................................... 47
     9.4  Governmental Consents............................................ 47
     9.5  Validity......................................................... 48

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     9.6   Financial Statements............................................ 48
     9.7   Material Adverse Change......................................... 48
     9.8   Litigation and Contingent Obligations........................... 48
     9.9   Liens........................................................... 48
     9.10  Subsidiaries.................................................... 49
     9.11  Pension and Welfare Plans....................................... 49
     9.12  Investment Company Act.......................................... 50
     9.13  Public Utility Holding Company Act.............................. 50
     9.14  Margin Regulation............................................... 50
     9.15  Collateral...................................................... 50
     9.16  Taxes........................................................... 50
     9.17  Accuracy of Information......................................... 51
     9.18  Environmental Warranties........................................ 51
     9.19  Proceeds........................................................ 52
     9.20  Insurance....................................................... 52
     9.21  Securities Laws................................................. 53
     9.22  Governmental Authorizations..................................... 53
     9.23  Representations in Other Agreements True and Correct............ 53
     9.24  Business Locations; Trade Names................................. 53
     9.25  Solvency........................................................ 53
     9.26  Title IV Compliance............................................. 53
     9.27  No Burdensome Restrictions...................................... 55
     9.28  Copyrights, Patents, Trademarks and Licenses, etc. ............. 56
     9.29  Title to Assets; Leases......................................... 56
     9.30  Labor Disputes.................................................. 56
     9.31  Year 2000....................................................... 56

SECTION 10.  AFFIRMATIVE COVENANTS......................................... 57
     10.1  Reports, Certificates and Other Information..................... 57
     10.2  Corporate Existence; Foreign Qualification...................... 62
     10.3  Books, Records and Inspections.................................. 62
     10.4  Insurance....................................................... 62
     10.5  Taxes and Liabilities........................................... 62
     10.6  Pension Plans and Welfare Plans................................. 63
     10.7  Compliance with Laws............................................ 63
     10.8  Title IV Compliance............................................. 63
     10.9  Maintenance of Permits.......................................... 65
     10.10 Environmental Compliance....................................... 66

SECTION 11.  NEGATIVE COVENANTS............................................ 66
     11.1  Limitation on Indebtedness...................................... 66
     11.2  Liens........................................................... 67
     11.3  Consolidation, Merger, etc. .................................... 68

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     11.4  Asset Disposition, etc. ........................................ 69
     11.5  Dividends, etc. ................................................ 69
     11.6  Investments..................................................... 70
     11.7  Rental Obligations.............................................. 70
     11.8  Subordinated Debt............................................... 70
     11.9  Take or Pay Contracts........................................... 71
     11.10 Regulation U.................................................... 71
     11.11 Subsidiaries.................................................... 71
     11.12 Other Agreements................................................ 72
     11.13 Business Activities............................................. 72
     11.14 Change of Location or Name...................................... 72
     11.15 Transactions with Affiliates.................................... 73
     11.16 Limitation on Sales and Leasebacks.............................. 73
     11.17 Modification of Certain Documents............................... 73

SECTION 12.  FINANCIAL COVENANTS........................................... 73
     12.1  Minimum Interest Coverage Ratio................................. 73
     12.2  Maximum Leverage Ratio.......................................... 74
     12.3  Minimum Net Worth............................................... 74

SECTION 13.  CONDITIONS.................................................... 74
     13.1  Initial Borrowing............................................... 74
     13.2  Conditions of each Letter of Credit............................. 76
     13.3  All Loans and Letters of Credit................................. 76
     13.4  Loans for Permitted Acquisitions................................ 77

SECTION 14.  EVENTS OF DEFAULT AND THEIR EFFECT............................ 77
     14.1  Events of Default............................................... 77
     14.2  Effect of Event of Default...................................... 80

SECTION 15.  THE ADMINISTRATIVE AGENT AND FOREIGN CURRENCY AGENT
     15.1  Authorization and Action........................................ 80
     15.2  Liability of the Administrative Agent........................... 81
     15.3  LaSalle and Affiliates.......................................... 82
     15.4  Lender Credit Decision.......................................... 82
     15.5  Indemnification................................................. 82
     15.6  Successor Administrative Agent or Foreign Currency Agent,
           as the case may be.............................................. 83
     15.7  Collateral Matters.............................................. 84

SECTION 16.  ASSIGNMENTS AND PARTICIPATIONS................................ 84
     16.1  Assignments..................................................... 84
     16.2  Participations.................................................. 86
     16.3  Disclosure of Information....................................... 86

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
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     16.4  Foreign Transferees............................................. 87

SECTION 17.  MISCELLANEOUS................................................. 88
     17.1  Waivers and Amendments.......................................... 88
     17.2  Notices......................................................... 88
     17.3  Regulation U.................................................... 89
     17.4  Payment of Costs and Expenses................................... 89
     17.5  Indemnity....................................................... 90
     17.6  Subsidiary References........................................... 90
     17.7  Captions........................................................ 90
     17.8  Governing Law................................................... 90
     17.9  Counterparts.................................................... 91
     17.10 SUBMISSION TO JURISDICTION; WAIVER OF VENUE..................... 91
     17.11 Service of Process.............................................. 92
     17.12 WAIVER OF JURY TRIAL............................................ 92
     17.13 Successors and Assigns.......................................... 92
     17.14 Judgment Currency............................................... 93
     17.15 Joint and Several Liability..................................... 94

                             SCHEDULES AND EXHIBITS

SCHEDULES
---------

SCHEDULE 2.1        Schedule of Lenders and Percentages
SCHEDULE 4.13       Existing Letters of Credit
SCHEDULE 9.1        Stockholders
SCHEDULE 9.6        Financial Statements
SCHEDULE 9.8        Material Litigation
SCHEDULE 9.10       Subsidiaries
SCHEDULE 9.11       ERISA
SCHEDULE 9.15       Collateral
SCHEDULE 9.16       Taxes
SCHEDULE 9.18       Environmental Warranties
SCHEDULE 9.20       Insurance
SCHEDULE 9.24       Business Locations; Trade Names
SCHEDULE 9.26(c)    Title IV Compliance Information
SCHEDULE 9.26(f)    Title IV Compliance Disclosure
SCHEDULE 9.26(g)    Cohort Default Rate
SCHEDULE 9.28       Intellectual Property
SCHEDULE 9.29       Material Leases
SCHEDULE 11.1       Indebtedness
SCHEDULE 11.2       Liens
SCHEDULE 11.6       Investments
SCHEDULE 11.11      Guarantors


EXHIBITS
--------

EXHIBIT A      Form of Revolving Note
EXHIBIT B      Form of Borrowing Request
EXHIBIT C      Form of Continuation/Conversion Notice
EXHIBIT D      Form of LC Application
EXHIBIT E      Form of Affirmation of Borrower Pledge Agreement
EXHIBIT F      Form of Affirmation of Gibbs Pledge Agreement
EXHIBIT G      Form of Affirmation of Subsidiary Guaranty
EXHIBIT H      Form of Officer's Certificate
EXHIBIT I      Form of Compliance Certificate
EXHIBIT J-1    Form of Opinion of Katten, Muchin & Zavis, counsel to the Parent and its domestic Subsidiaries
EXHIBIT J-2    Form of Opinion of Fraser & Beatty, counsel to the Co-Borrowers
EXHIBIT J-3    Form of Opinion of McMaster Gervais, counsel to the Co-Borrowers
EXHIBIT K      Form of Assignment Agreement
EXHIBIT L      Form of Financing Request

EXHIBIT M      Form of Affirmation of IAMD (Canada) Pledge Agreement
EXHIBIT N      Form of Affirmation of IAMD, Limited Pledge Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 26, 1998, is made by and among CAREER EDUCATION CORPORATION, a Delaware corporation (the "Parent"), ACADEMIE INTERNATIONALE dU DESIGN INC., a Quebec corporation ("IAMD-Montreal") and INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD., an Ontario corporation ("IAMD (CANADA)"; and together with IAMD Montreal collectively called the "Co-Borrowers"), the lenders party hereto (herein, together with any Eligible Assignees thereof, collectively called the "Lenders", and each individually called a "Lender"), LASALLE NATIONAL BANK ("LaSalle"), as administrative agent for the Lenders (herein, in such capacity, together with any successor thereto in such capacity, called the "Administrative Agent"), and THE BANK OF NOVA SCOTIA ("Scotia Bank"), as foreign currency agent for the Lenders (herein, in such capacity, together with any successor thereto in such capacity, called the "Foreign Currency Agent").

                                   Background
                                   ----------

     1. The Parent, the Administrative Agent and certain of the Lenders are parties to that certain Credit Agreement dated as of May 30, 1997 (as heretofore amended or modified, the "Original Credit Agreement") pursuant to which the Lenders made loans and issued, or participated in the issuance of, Letters of Credit for the account of the Parent from time to time.

     2. The Parent, the Co-Borrowers, the Administrative Agent, the Foreign Currency Agent and the Lenders now desire to amend and restate the Original Credit Agreement to, among other things, (i) extend the Revolving Loan Termination Date, (ii) decrease the Revolving Commitment Amount, and (iii) provide for the making of Loans and issuance of Letters of Credit denominated in Canadian Dollars.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accrediting Body" shall mean, with respect to any Educational Institution, any entity or organization, whether governmental, government-chartered, inter-governmental, private or quasi-private, which engages in granting or withholding licensing, accreditation or similar approval for such Educational Institution, in accordance with standards relating to the performance, operation, financial condition and/or academic standing of private post-secondary schools, including, without limitation, as applicable, the Accrediting Commission of Career Schools and Colleges of Technology, the Accrediting Council for Independent Colleges and Schools and the Western Association of Schools and Colleges.

     "Acquired Person" shall mean any Person acquired or the Person holding the assets acquired upon the consummation of an Acquisition permitted by the terms of this Agreement.

     "Acquisition" shall mean any transaction or series of transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition (in one or a series of related transactions) of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition (in one or a series of related transactions) of in excess of 50% of the capital stock, partnership interests, membership interests or other equity securities of any Person, or otherwise causing any Person to become a Subsidiary of the Parent, or (c) a merger or consolidation or any other combination of the Parent or one of its Subsidiaries with another Person (other than a Person that is a Subsidiary of the Parent immediately prior to such merger or consolidation); provided that the Parent or such Subsidiary, as the case may be, is the surviving entity (unless otherwise consented to by the Administrative Agent), in each case subject to and to the extent permitted by the terms of this Agreement.

     "Administrative Agent" shall mean LaSalle in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent in accordance with the terms of Section 15.6.

     "Affected Lender" - see Section 7.4.

     "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any commitment with responsibility for administering, any Pension Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agreement" shall mean this Amended and Restated Credit Agreement, as hereafter amended, modified, restated, refinanced, refunded or renewed from time to time in whole or in part.

     "Applicable Base/Prime Rate Margin" - see Section 5.1.

     "Applicable Currency" shall mean, as to any particular payment or Loan, Dollars or Canadian Dollars in which it is denominated or is payable.

     "Applicable LIBOR Rate Margin" - see Section 5.1.

     "Assignment Agreement" - see Section 16.1.

     "Base Rate" shall mean, for any day, a fluctuating rate of interest per annum equal to the greater of (a) the rate of interest in effect for such day as publicly announced from time to time by LaSalle in Chicago, Illinois, as its "prime rate", or (b) a rate of interest per annum (rounded upward to the next higher 1/16th of 1% if not already an integral multiple of 1/16th of 1%) equal to the Federal Funds Rate in effect at the commencement of business on such day plus 1/2% per annum. The "prime rate" is a rate of interest set by LaSalle based upon various factors including LaSalle's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason (including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof), the Base Rate shall be determined in accordance with clause (a) of this definition until the circumstances giving rise to such inability no longer exist.

     "Base Rate Loan" shall mean any Loan which bears interest at or by reference to the Base Rate.

     "Beneficiary" shall mean the beneficiary under any Letter of Credit.

     "Borrower Pledge Agreement" - see Section 8.1.

     "Borrowing" shall mean a borrowing hereunder consisting of Loans made to the Parent or, with respect to any Canadian Dollar Loan, a Co-Borrower at the same time by the Lenders pursuant to Section 2, and with respect to LIBOR Rate Loans having the same Interest Period. A Borrowing may be a Base Rate Borrowing, a LIBOR Rate Borrowing or, with respect to any Canadian Dollar Loan, a Prime Rate Borrowing.

     "Borrowing Request" - see Section 3.2.

     "Business Day" shall mean: (a) in the case of a Business Day which relates to a LIBOR Rate Loan, any day of the year on which banks are open for business in Chicago, Illinois and on which dealings are carried on in the London eurodollar market; (b) in the case of a Business Day which relates to a Base Rate Loan, any day of the year on which banks are open for business in Chicago, Illinois; and (c) in the case of a Business Day which relates to a Canadian Dollar Loan any day of the year on which banks are open for business in Chicago, Illinois and Toronto, Canada.

     "Canadian Dollar" shall mean the lawful money of Canada.

     "Canadian Dollar Loan" means any Revolving Loan which is denominated in Canadian Dollars and which bears interest at or by reference to the Prime Rate.

     "Capitalized Lease Liabilities" shall mean, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalents" shall mean (a) securities with maturities of three (3) months or less from the date of acquisition issued and fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any Lender or any other commercial bank organized under the laws of the United States or any state thereof having capital and surplus and undivided profits aggregating at least $250,000,000 and whose unsecured long-term debt obligations are rated at least A-1 by S&P or A3 by Moody's having maturities of three (3) months or less from the date of acquisition, and (c) commercial paper rated at least A-1 by S&P or P-1 by Moody's.

     "CEC Management" shall mean CEC Management, Inc., an Illinois corporation.

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

     "CERCLIS" shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

     "C.F.R." shall mean the Code of Federal Regulations.

     "Change in Control" shall mean the time at which (a) any Person (including a Person's Affiliates and associates) or group (as that term is understood under
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder), other than the Control Group, has become the beneficial owner of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Parent greater than twenty-five percent (25%), (b) the Control Group no longer has the ability to control the appointment or election of a majority of the directors of the Parent, (c) there shall be consummated any consolidation or merger of the Parent or any of its Subsidiaries pursuant to which the Parent's or such Subsidiary's common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of the Parent or such Subsidiary in which the holders of such common stock (or such other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of the Parent's or such Subsidiary's common stock immediately prior to such merger, (d) all or substantially all of the Parent's or any of its Subsidiary's assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of the Parent or its Subsidiaries) in one or a series of transactions, (e) Jack M. Larson shall cease to perform his duties as President and CEO of the Parent, unless within one hundred and twenty (120) days thereafter, a replacement for him acceptable to the Administrative Agent (in its reasonable judgment) is found, unless the Parent is diligently pursuing appointment of a replacement chief executive officer, but in any event such replacement is appointed within 150 days, or (f) the Parent ceases to own free and clear of all Liens (other than Permitted Liens), at least 100% of the outstanding shares of voting stock of any of its Subsidiaries existing on the Restatement Effective Date on a fully diluted basis and, with respect to any Subsidiary created or acquired after the Restatement Effective Date, at least 66-2/3% of the outstanding shares of voting stock of such Subsidiary on a fully diluted basis, except in connection with a disposition permitted by Section 11.3.

     "Charges" - see Section 6.8.

     "Closing Date" shall mean May 30, 1997.

     "Co-Borrower(s)" - see Preamble.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all of the collateral security described or provided for in Section 8 together with all property and/or rights on or in which a Lien is now or hereafter granted by any Person to the Administrative Agent (or to any agent, trustee or other party acting on behalf of the Administrative Agent), for the benefit of the Lenders, pursuant to the Borrower Pledge Agreement, the Gibbs Pledge Agreement, the IAMD, Limited Pledge Agreement, the IAMD (Canada) Pledge Agreement, the Subsidiary Guaranty or any other instruments or documents provided for herein or delivered hereunder or in connection herewith or therewith.

     "Commitment Fee" - see Section 5.7(a).

     "Commitments" - see Section 2.3.

     "Compliance Certificate" - see Section 10.1.4.

     "Compliance Reports" - see Section 9.27(f).

     "Consolidated Capital Expenditures" shall mean, for any period, the capital expenditures of the Parent and its Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in the consolidated statement of changes in financial position of the Parent and its Subsidiaries for such period, and including in any event the amount of any Investment during such period pursuant to Sections 11.6(d) and 11.6(e).

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus (a) Consolidated Interest Expense for such period, plus
(b) the aggregate amounts deducted in determining Consolidated Net Income in respect of (i) cash Income Taxes paid, (ii) depreciation and amortization, and
(iii) interest income, less (c) any Non-Recurring Items.

     "Consolidated Interest Expense" shall mean, for any period, the aggregate interest expense (net of interest income) of the Parent and its Subsidiaries for such period including, without limitation, (a) the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP, and
(b) the portion of any debt discount that shall be amortized in such period.

     "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries for such period.

     "Consolidated Net Worth" shall mean the consolidated net worth of the Parent and its Subsidiaries as determined in accordance with GAAP.

     "Contingent Obligation" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" - see Section 3.5.

     "Control Group" shall mean, the Parent, the Management Stockholders, and Affiliates thereof.

     "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under section 414(b) or section 414(c) of the Code or section 4001 of ERISA. For purposes of this definition, the term Parent shall be deemed to include any and all Subsidiaries of the Parent.

     "Default" shall mean any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disposition" - see Section 6.4(b).

     "DOE" shall mean the United States Department of Education and any successor agency administering federal student financial assistance under Title IV.

     "Dollar Equivalent" shall mean, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in Canadian Dollars, the equivalent amount in Dollars as determined by the Foreign Currency Agent at such time on the basis of the Spot Rate for the purchase of Dollars with Canadian Dollars.

     "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Educational Institution" shall mean each of the Subsidiaries of the Parent (other than CEC Management, International Academy of Merchandising & Design, Ltd., Market Direct and Gibbs) and any other Acquired Person acquired after the Restatement Effective Date pursuant to a Permitted Acquisition, in each case, which constitutes an Eligible Facility and satisfies clauses (c)-(e) of the definition of Permitted Acquisition.

     "Effective Date" shall mean May 30, 1997.

     "Eligible Assignee" shall mean any bank (including, without limitation, any Federal Reserve Bank), insurance company, pension fund, mutual fund, investment fund, or other financial institution.

     "Eligible Facility" shall mean a vocational or similar educational institution or any institution involved in the offering of short-term or long-term educational corporate seminar training.

     "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Eurocurrency Reserve Percentage" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then-applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as defined in Regulation D, as applicable to the class of banks of which the Administrative Agent is a member. Without limiting the effect of the foregoing, the Eurocurrency Reserve Percentage shall reflect any other reserves required to be maintained by the Administrative Agent against (a) any category of liabilities that includes deposits by reference to which the LIBOR Rate (Reserve Adjusted) is to be determined, or (b) any category of extensions of credit or other assets that includes LIBOR Rate Loans. For purposes of this Agreement, any LIBOR Rate Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Administrative Agent from time to time under Regulation D.

     "Event of Default" shall mean any of the events described in Section 14.1.

     "Existing Letters of Credit" shall mean each letter of credit listed on
Schedule 4.13.

     "Existing Revolving Note(s)" shall mean, collectively, the promissory notes evidencing Revolving Loans issued under the Original Credit Agreement prior to the Restatement Effective Date.

     "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "Fiscal Quarter" or "FQ" shall mean any fiscal quarter of a Fiscal Year.

     "Fiscal Year" or "FY" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "FX Trading Office" means the Toronto, Canada office of the Foreign Currency Agent, or such other of the Foreign Currency Agent's offices as it may designate from time to time.

     "GAAP" - see Section 1.3.

     "Gibbs" shall mean The Katharine Gibbs Schools, Inc.

     "Gibbs Pledge Agreement" - see Section 8.1.

     "Guarantor" shall mean collectively, (or individually each a "Guarantor") each of the entities set forth on Schedule 11.11, and any other Subsidiary of the Parent that becomes a guarantor pursuant to
Section 11.11.

     "Hazardous Material" shall mean: (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or agreements designed to protect such Person against fluctuations in interest rates or currency exchange rates, net of any payment obligations owed by the issuer of any such agreements to such Person.

     "IAMD (Canada)" - see Preamble.

     "IAMD-Montreal" - see Preamble.

     "IAMD (Canada) Pledge Agreement" shall mean that certain pledge agreement dated as of June 30, 1997 between IAMD (Canada) and the Administrative Agent whereby IAMD (Canada) pledged the capital stock of its Subsidiaries to the Administrative Agent under the Original Credit Agreement.

     "IAMD, Limited Pledge Agreement" shall mean that certain pledge agreement dated as of June 30, 1997 between IAMD, Limited and the Administrative Agent whereby IAMD, Limited pledged all the capital stock of its subsidiaries to the Administrative Agent under the Original Credit Agreement.

     "Income Taxes" shall mean, with respect to any Person, any Taxes in which the base is measured by net income of such Person.

     "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments including, without limitation, all obligations comprising Subordinated Debt of such Person; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all Hedging Obligations of such Person; (f) all obligations of such Person secured by a contractual lien; (g) all trade payables of such Person which are more than thirty (30) days past due; (h) all obligations of such Person with respect to operating leases; (i) all other items (exclusive of negative goodwill) which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; (j) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services and Indebtedness secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements) whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; (k) all Contingent Obligations of such Person whether or not in connection with the foregoing.

     "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA for such period minus depreciation and amortization for such period, to Consolidated Interest Expense for such period plus any accrued fees under this Agreement payable during such period.

     "Interest Payment Date" shall mean, as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and each date such Loan is converted into another Type of Loan and, as to any Base Rate Loan or Canadian Dollar Loan, the last Business Day of each Quarterly Payment Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the date that falls three (3) months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     "Interest Period" - see Section 5.4.

     "Investment" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "LaSalle" shall mean LaSalle National Bank, a national banking association having its principal place of business at 135

South LaSalle Street, Chicago, Illinois 60603, in its individual capacity.

     "LaSalle Fee Letter" - see Section 5.7(d).

     "LC Administrative Fees" - see Section 5.7(c).

     "LC Application" - see Section 4.1.

     "LC Commitment Fee" - see Section 5.7(b).

     "LC Commitments" - see Section 2.5.

     "LC Obligations" shall mean any and all obligations of every description of the Parent or any of its Subsidiaries in connection with the Letters of Credit issued pursuant to this Agreement, including without limitation all reimbursement obligations (whether absolute or contingent) under any LC Application, and all obligations in respect of related fees or expenses.

     "Lenders" or "Lender" - see Preamble.

     "Lending Office" shall mean, with respect to any Lender, any office designated by such Lender in its sole discretion beneath its signature hereto (or in an Assignment Agreement) or otherwise from time to time by written notice to the Parent and the Administrative Agent, as a Lending Office for purposes hereunder. A Lender may designate separate Lending Offices for the purposes of making, maintaining or continuing Base Rate Loans, Canadian Dollar Loans or LIBOR Rate Loans and, with respect to LIBOR Rate Loans, such Lending Office may be a foreign branch or an Affiliate of such Lender or such Lender's holding company.

     "Letters of Credit" - see Section 2.2.

     "Leverage Ratio" shall mean, with respect to any period, the ratio of (a) the aggregate of all Senior Funded Debt of the Parent and its Subsidiaries for such period, to (b) Consolidated EBITDA for such period.

     "Liabilities" shall mean all obligations of the Parent and/or any of its Subsidiaries to the Lenders (or any of their Affiliates), the Administrative Agent and the Foreign Currency Agent howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with (a) this Agreement, the Notes, the Letters of Credit or the other Related Documents, or (b) any agreement entered into by the Parent or any of its Subsidiaries with respect to any Hedging Obligation.

     "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, the rate per annum equal to the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates notified to the Administrative Agent by LaSalle as the rate per annum at which deposits in the Applicable Currency in immediately available funds are offered to the Lending Office of the Administrative Agent used for quoting such LIBOR Rates two Business Days prior to the beginning of such Interest Period by prime banks in the London eurodollar market at their request at approximately 11:00 A.M. (London time), for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the LIBOR Rate Loan of the Administrative Agent for such Interest Period.

     "LIBOR Rate Loan" shall mean any Loan which bears interest at a rate determined by reference to the LIBOR Rate (Reserve Adjusted).

     "LIBOR Rate (Reserve Adjusted)" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

       LIBOR Rate          =      LIBOR Rate
                                  ----------
     (Reserve Adjusted)           1-Eurocurrency
                                  Reserve Percentage

     "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

     "Litigation" shall mean any litigation, proceeding (including, without limitation, any governmental proceeding or arbitration proceeding), claim, lawsuit, and/or investigation pending or threatened against or involving the Parent or any of its Subsidiaries or any of its or their businesses or operations.

     "Loans" - see Section 2.3.

     "Management Stockholders" shall mean those stockholders of the Parent or any of its Subsidiaries who are management employees of the Parent.

     "Market Direct" shall mean Market Direct, Inc., an Illinois corporation.

     "Material Adverse Change" or "Material Adverse Effect" shall mean any change, event, action, condition or effect which individually or in the aggregate (a) impairs the validity or enforceability of this Agreement, or any Related Document, or (b) subjects any officer of the Parent or any of its Subsidiaries to criminal liability, or (c) materially and adversely affects the consolidated business, operations, prospects or financial condition of the Parent and its Subsidiaries, taken as a whole, or (d) impairs the ability of the Parent or any of its Subsidiaries to perform its respective obligations under this Agreement and the Related Documents, or (e) materially adversely affects the perfection or priority of any Lien granted under any Related Document.

     "Material Litigation" or "Material Litigation Development" shall mean any Litigation, or development in any Litigation, as the case may be (a) which involves this Agreement, any Related Document or other transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Net Proceeds" shall mean, with respect to the disposition of any asset by any Person, the aggregate amount of cash and readily marketable Cash Equivalents received by such Person in respect of such disposition minus the sum of (a) reasonable costs and expenses (including costs of discontinuance and Taxes other than Income Taxes) incurred in connection with such disposition and required to be paid in cash, (b) the estimated Income Tax to be paid by such Person in connection with such disposition, and (c) any reserves required in accordance with GAAP relating to any liabilities assumed or incurred by the Parent in connection with any transaction resulting in Net Proceeds. For purposes of this definition, the Net Proceeds received by any Person in respect of any disposition shall include such Cash Equivalents as may be received ("subsequent cash proceeds") by such Person at any time or from time to time in connection with the sale, transfer, lease or other disposition, or otherwise in respect of, any consideration other than cash or readily marketable Cash Equivalents received by such Person in respect of such disposition, less the estimated Taxes and Income Tax to be paid in connection with the receipt of such subsequent cash proceeds that were not theretofore deducted in computing Net Proceeds.

     "Non-Recurring Items" shall mean any of the following items of gain or loss to the extent reflected in the determination of Consolidated Net Income for any period: (a) extraordinary gains and losses under GAAP, and/or amortization of fees and expenses incurred in connection with the transaction in an aggregate amount and (b) write-downs or write-offs of assets.

     "Notes" shall mean, collectively, the Revolving Notes, together with any promissory note issued and accepted by any Lender in replacement of or substitution for any Revolving Note.

     "Original Credit Agreement" - see first recital.

     "Overnight Rate" shall mean, for any day, the rate of interest per annum at which overnight deposits in Canadian Dollars, in an amount approximately equal to the Dollar amount with respect to which such rate is being determined, would be offered for such day by the Foreign Currency Agent to major banks in the London or other applicable offshore interbank market.

     "Parent" - see Preamble.

     "Pension Plan" shall mean a "pension plan," as such term is defined in section 3(2) of ERISA (including a multiemployer plan as defined in section 4001(a)(3) of ERISA), to which the Parent or any corporation, trade or business that is, along with the Parent, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding six years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA. For purposes of this definition, the term Parent shall be deemed to include any and all Subsidiaries of the Parent.

     "Percentage" shall mean, relative to any Lender, the percentage set forth opposite such Lender's name on Schedule 2.1 (or set forth in an Assignment Agreement), as such Percentage may be adjusted from time to time pursuant
Section 2.1 or pursuant to Assignment Agreement(s) executed by such Lender and its Eligible Assignee and delivered pursuant to Section 16.1.

     "Permitted Acquisition" shall mean an Acquisition on or after the Restatement Effective Date which meets all of the following requirements:

          (a) neither the Person being acquired nor its board of directors shall have (i) announced that it will oppose such Acquisition or (ii) commenced any litigation which alleges that such Acquisition or any other acquisition involving the Parent or any of its Subsidiaries violates, or will violate, any applicable law;

          (b) the Person being acquired is an Eligible Facility or a holding company therefor and must demonstrate positive Consolidated EBITDA for the 12 month period immediately prior to the Acquisition;

          (c) prior to its Acquisition by the Parent or any of its Subsidiaries, the Eligible Facility is and, subject to receipt of approval of the Acquisition by the DOE and/or each other applicable Accrediting Body, will be accredited by each applicable Accrediting Body, if any, and offers primarily associate and/or bachelor degree programs or certificate programs;

          (d) prior to its Acquisition by the Parent or any of its Subsidiaries, the Eligible Facility, if applicable, is eligible, and after DOE review and approval of the change of control pursuant to the Acquisition, if applicable, will be eligible, for participation in Title IV Programs;

          (e) the Acquisition of the Eligible Facility meets all conditions to change of ownership under Title IV, if applicable;

          (f) the Parent shall have given the Administrative Agent and the Lenders at least 45 days prior notice of such Acquisition (it being understood that the Parent and/or such Subsidiary making such Acquisition shall promptly provide such information as the Administrative Agent or any Lender may reasonably request regarding such Acquisition);

          (g) immediately prior to and after giving effect to such Acquisition (and the incurrence or assumption of any Indebtedness in connection therewith), the Parent will be in pro forma compliance with each of the financial covenants set forth in Section 12, assuming for purposes of calculating Consolidated Net Income and related items, that such Acquisition had occurred one year prior to the last day of the most recently-ended Fiscal Quarter for which the Parent has delivered financial statements pursuant to Section 10.1.1 or 10.1.2;

          (h) if the total consideration (including without limitation consideration in the form of cash, assumed liabilities, non-compete payments or other payments, but excluding consideration paid in the form of capital stock up to $20,000,000) to be paid to acquire such Acquired Person is greater than $10,000,000, the Parent shall have received the prior written consent of the Required Lenders; and

          (i) the Administrative Agent shall have received (and the Parent or the applicable Subsidiary of the Parent shall cause the duly authorized officers of such Acquired Person to duly execute and deliver to the Administrative Agent on behalf of such Acquired Person, to the extent applicable): (i) a subsidiary guaranty from such Acquired Person, if organized in the United States, and each domestic Subsidiary of such Acquired Person and the Parent guaranteeing payment of the Liabilities;
     (ii) a pledge agreement granting to the Administrative Agent, for the benefit of the Lenders, a first priority perfected pledge of all or, if such Acquired Person is organized outside of the United States, 66-2/3% of the outstanding capital stock of such Acquired Person and all currently existing and hereafter created, acquired or organized Subsidiaries of such Acquired Person to secure payment of the Liabilities; and (iii) any and all other agreements, financing statements and other documents necessary to create a first priority perfected security interest in favor of the Administrative Agent, for the benefit of the Lenders, in all or 66-2/3%, as applicable, of the presently owned or thereafter acquired capital stock of such Acquired Person and/or its Subsidiaries. All guaranty agreements, pledge agreements and such other documents shall be in the form prescribed by the Administrative Agent and acceptable to the Required Lenders.

     "Permitted Asset Sale" shall mean the sale of any assets of the Parent and its Subsidiaries in an amount not to exceed $2,500,000, in the aggregate, in any Fiscal Year.

     "Permitted Liens" - see Section 11.2.

     "Person" shall mean an individual, a corporation, a partnership, a sole proprietorship, a limited liability company or partnership, a joint venture, an association, a trust or any other entity or organization, including a government (whether federal, state, county, city, municipal or otherwise, including without limitation, any political subdivision or an agency or instrumentality thereof).

     "Prime Rate" shall mean the greater of (a) the variable rate of interest per annum equal to the rate of interest determined by the Foreign Currency Agent from time to time as its prime rate for Canadian Dollar Loans made by the Foreign Currency Agent in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Foreign Currency Agent, calculated on the basis of a year of 365-66 days, and (b) the sum of (i) the rate per annum for Canadian Dollar bankers' acceptance having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 A.M. (Toronto time) on the date of determination, as reported by the Foreign Currency Agent and (ii) 5/8 of 1% per annum.

     "Process Agent" - see Section 17.11.

     "Qualification" shall mean, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or (c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; provided that neither of the following shall constitute a Qualification: (i) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or (ii) a qualification relating to the outcome or disposition of threatened Litigation, pending Litigation being contested in good faith, pending or threatened claims or contingencies which cannot be determined with sufficient certainty to permit such financial statements to be qualified.

     "Quarterly Payment Date" shall mean the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Related Documents" shall mean the Notes, the LC Applications, the Letters of Credit, the Subsidiary Guaranty, the Borrower Pledge Agreement, the Gibbs Pledge Agreement, the IAMD, Limited Pledge Agreement, the IAMD (Canada) Pledge Agreement and any and all other documents or instruments furnished or required to be furnished pursuant to Section 8 or Section 13, as the same may be amended or modified from time to time in whole or in part.

     "Release" shall mean a "release," as such term is defined in CERCLA.

     "Reportable Event" shall have the meaning assigned to such term in ERISA.

     "Required Lenders" shall mean Lenders having at least 66-2/3% or more of the Commitments, or if the Commitments have terminated or expired, 66-2/3% of the aggregate Loans and LC Obligations outstanding at such time.

     "Responsible Officer" shall mean, in the case of the Parent or any of its Subsidiaries, any of the following officers of such Person: the president, the chief financial officer, the secretary, the treasurer or any vice president.
If any of the titles of the preceding officers are changed after the date hereof, the term "Responsible Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

     "Restatement Closing Date" shall mean the date that the initial Loans are made under this Agreement after satisfaction of the conditions precedent set forth in Section 13.

     "Restatement Effective Date" shall mean the date of this Agreement as set forth in the Preamble.

     "Revolving Loan(s)" - see Section 2.1.

     "Revolving Loan Commitment(s)" - see Section 2.2.

     "Revolving Note" shall mean a promissory note, substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith, evidencing the Revolving Loans of any Lender.

     "Revolving Loan Termination Date" shall mean the earlier of (a) October 26, 2003, or (b) the date of termination in whole of the Revolving Loan Commitments pursuant to Sections 6.1, 6.2 and/or 14.2.

     "Sale Leaseback Transaction" shall mean any transaction whereby the Parent or any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent or any of its Subsidiaries to lease or rent property or other assets that the Parent or any such Subsidiary has or will sell or otherwise transfer to such Person.

     "S&P" shall mean Standard & Poor's, a Division of the McGraw Hill
Companies.

     "Security Agreement" - see Section 8.1.

     "Senior Funded Debt" shall mean Indebtedness as set forth in clauses (a)-
(e) of the definition of Indebtedness, excluding Subordinated Debt set forth in clause (b) of the definition of Indebtedness.

     "Solvent", as to any Person on a particular date, shall mean that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Spot Rate" for a currency shall mean the rate quoted by the Foreign Currency Agent as the Spot Rate for the purchase by the Foreign Currency Agent of such currency with another currency through its FX Trading Office at approximately 11:00 A.M. (Chicago time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     "Subordinated Debt" shall mean Indebtedness having payment terms and other terms, and subordinated in form and substance, satisfactory to the Lenders.

     "Subsidiary" shall mean, as to any Person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization (other than a limited partnership in which such Person acts solely as a limited partner) of which or in which such Person and such Person's Subsidiaries own directly or indirectly an aggregate of more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the capital interest or partnership interest, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest, if it is a trust, association or other unincorporated organization.

     "Subsidiary Guaranty" - see Section 8.1

     "Taxes" shall mean all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

     "Title IV" shall mean Chapter 28, Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. (S)1070, and any amendments or successor statutes thereto.

     "Title IV Programs" shall mean the Title IV Programs as defined in Section 668.1(c) of 34 C.F.R.

     "Transferee" - see Section 16.3.

     "Type of Loan or Borrowing" - see Section 3.1. The various Types of Loans or Borrowings under this Agreement are as follows: Base Rate Loans or Borrowings, Canadian Dollar Loans or Borrowings, and LIBOR Rate Loans or Borrowings.

     "UCC" shall mean the Uniform Commercial Code or comparable statute or any successor statutes thereto, as in effect from time to time in the relevant jurisdiction.

     "Welfare Plan" shall mean a "welfare plan," as such term is defined in section 3(1) of ERISA.

     SECTION  1.2  Other Definitional Provisions.

          (a) All terms defined in this Agreement shall have the above-defined meanings when used in any Related Document, or any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require.

          (b) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) The words "amended or modified" when used in this Agreement or any Related Document shall mean with respect to this Agreement or any Related Document such document as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed.

          (d) In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          (e) This Agreement and the Related Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Parent and its Subsidiaries and the other parties, and are the products of all such Persons. Accordingly, they shall not be construed against the Administrative Agent, the Foreign Currency Agent or the Lenders merely because of the Administrative Agent's, the Foreign Currency Agent's or Lenders' involvement in their preparation.

     SECTION 1.3 Accounting and Financial Determinations. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein or in any Related Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 9.6, as such principles are modified from time to time in order to comply with DOE and Title IV standards of accounting; provided that prior to giving effect to any modification of such principles for purposes of this Agreement, Parent (individually and on behalf of the Co-Borrowers) agrees to negotiate in good faith any such changes to the financial covenants set forth in Section 12 and the definitions related thereto to the extent the Administrative Agent deems necessary, in its sole discretion, so that such covenants reflect the financial condition of the Parent and its Subsidiaries as nearly as possible to that provided by such covenants immediately prior to the proposed modification of such principles.

     SECTION 1.4 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in Canadian Dollars of an amount in Dollars, and the equivalent in Dollars of an amount in Canadian Dollars, shall be determined at the Spot Rate.


                          SECTION 2.  THE COMMITMENTS

     Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth:

     SECTION 2.1 Revolving Loan Commitment. Each of the Lenders, severally and for itself alone, agrees to make loans (herein collectively called "Revolving Loans" and individually called a "Revolving Loan") to the Parent and, with respect to Canadian Dollar Loans, the Co-Borrowers, on a revolving basis from time to time before the Revolving Loan Termination Date in such Lender's Percentage of such aggregate amounts as the Parent or the Co-Borrowers may from time to time request from all Lenders. The aggregate Dollar Equivalent principal amount of Revolving Loans which any Lender shall be committed to have outstanding to the Parent and the Co-Borrowers, when added to the amount of such Lender's Dollar Equivalent participation in the Letters of Credit issued and outstanding pursuant to Section 2.2 or drawn and not reimbursed pursuant to
Section 4.10, shall not at any one time exceed the amount with respect to Revolving Loans set opposite such Lender's name on Schedule 2.1 hereto. The aggregate principal Dollar Equivalent amount of Revolving Loans which all Lenders shall be committed to have outstanding hereunder to the Parent and the Co-Borrowers, when added to the aggregate Dollar Equivalent amount of Letters of Credit issued and outstanding pursuant to Section 2.2 or drawn and not reimbursed pursuant to
Section 4.10, shall not at any one time exceed $60,000,000; and provided further that the aggregate principal Dollar Equivalent amount of Canadian Dollar Loans which all Lenders shall be committed to have outstanding hereunder to the Parent and the Co-Borrowers, when added to the aggregate Dollar Equivalent amount of Letters of Credit denominated in Canadian Dollars issued and outstanding pursuant to Section 2.2 or drawn and not reimbursed pursuant to Section 4.10, shall not at any one time exceed $10,000,000. The foregoing commitment of each Lender is herein called its "Revolving Loan Commitment" and collectively the "Revolving Loan Commitments."

     SECTION 2.2 LC Commitment. LaSalle, as Administrative Agent, or, with respect to Letters of Credit denominated in Canadian Dollars, Scotia Bank, as Foreign Currency Agent, agrees for itself and the Lenders to issue from time to time before the Revolving Loan Termination Date such standby letters of credit (such letters of credit being herein collectively called "Letters of Credit" and individually a "Letter of Credit") as the Parent, any Co-Borrower or any Guarantor may request, it being understood that, pursuant to Section 4.3, concurrently with the issuance of each such Letter of Credit, each Lender shall be deemed to have automatically purchased from the Administrative Agent a participation in such Letter of Credit. The aggregate Dollar Equivalent amount of all Letters of Credit issued and outstanding pursuant to this Section 2.2 or drawn and not reimbursed pursuant to Section 4.10 shall not at any one time exceed $35,000,000 (or such reduced amount as may be fixed by the Parent pursuant to Section 6.2). The foregoing commitment of each Lender is herein called its "LC Commitment" and collectively the "LC Commitments."

     SECTION 2.3 Commitments and Other Terms. The Revolving Loans are herein sometimes individually called a "Loan" and collectively called "Loans." The Revolving Loan Commitments and the LC Commitments are herein sometimes collectively called the "Commitments" and individually as to each Lender called a "Commitment."

     SECTION 2.4 Canadian Dollar Loans. Notwithstanding the foregoing, only those Lenders set forth on Schedule 2.1 which have commitments to make Canadian Dollar Loans shall be required to make such Loans upon the request of the Parent (in accordance with Section 3.2) in the respective Percentages set forth opposite the names of such Lenders on such Schedule 2.1.


                             SECTION 3.  THE LOANS

     SECTION 3.1  Various Types of Loans.  Each Loan shall be either a Base
Rate Loan denominated in Dollars, a Canadian Dollar Loan or a LIBOR Rate Loan denominated in Dollars (each being herein called a "Type" of Loan) as the Parent (in accordance with Section 3.2) shall specify in the related Borrowing Request or Continuation/Conversion Notice pursuant to Section 3.2 or Section 3.5. Base Rate Loans, Canadian Dollar Loans and LIBOR Rate Loans may be outstanding at the same time, provided that (a) in the case of LIBOR Rate Loans, not more than five different Interest Periods shall be outstanding at any one time for all such Loans, and (b) the Parent (in accordance with Section 3.2) shall specify Loans and Interest Periods such that no payment or prepayment of any principal on any Loan shall result in a break-up of any Interest Period.

     SECTION 3.2 Notice of Borrowing. The Parent (for itself and, if applicable, on behalf of the Co-Borrowers) shall give an irrevocable notice (herein called a "Borrowing Request") to the Administrative Agent, with respect to any Base Rate Loan, Canadian Dollar Loan or LIBOR Rate Loans and to the Foreign Currency Agent, with respect to any Canadian Dollar Loan, of each proposed Borrowing by 10:00 A.M., Chicago time, in the case of a Base Rate Borrowing, on the proposed date of such Borrowing, and in the case of a LIBOR Rate Borrowing or a Canadian Dollar Loan, at least three (3) Business Days' prior to the proposed date of such Borrowing. Each Borrowing Request shall be effective upon receipt by the Administrative Agent and the Foreign Currency Agent, as applicable, shall be in writing (or by telephone to be promptly confirmed in writing, including facsimile) by the Parent, substantially in the form of Exhibit B, and shall specify the date, amount and Type of Borrowing, and in the case of a LIBOR Rate Borrowing, the initial Interest Period for such Borrowing. Notwithstanding the foregoing, the Parent may revoke any Borrowing Request prior to the funding of the Borrowing so requested; provided that Parent shall pay all reasonable costs incurred by the Lenders as a result thereof, on demand of the Administrative Agent, Foreign Currency Agent or such Lender (together with a written calculation in reasonable detail showing such costs).

     SECTION 3.3 Funding. Promptly upon receipt of a Borrowing Request, the Administrative Agent or, with respect to any Canadian Dollar Loan, the Foreign Currency Agent, shall advise each Lender thereof. Not later than 2:00 P.M., Chicago time, on the date of a proposed Borrowing, subject to Section 2.4 each Lender shall provide the Administrative Agent at the Office of the Administrative Agent in Chicago or, with respect to any Canadian Dollar Loan, the Foreign Currency Agent at the Office of the Foreign Currency Agent in Toronto, Canada, with immediately available funds covering such Lender's Percentage of the Borrowing, and subject to receipt by the Administrative Agent of the documents required under Section 13 with respect to such Borrowing, the Administrative Agent or the Foreign Currency Agent, as applicable, shall pay over such funds to the Parent or the Co-Borrowers, as applicable, on the requested Borrowing date. Each Borrowing involving Loans of the same Type shall be on a Business Day and, in the case of Base Rate Loans or Canadian Dollar Loans, shall be in an aggregate principal amount of at least the lesser of the amount then available to be borrowed under the Revolving Commitments or a Dollar Equivalent amount of $1,000,000 or any larger Dollar Equivalent integral multiple of $250,000 in excess thereof and, in the case of LIBOR Rate Loans shall be in an aggregate principal amount of at least a Dollar Equivalent amount of $2,500,000 or any larger integral Dollar Equivalent multiple of $500,000 in excess thereof. All Borrowings shall be pro rata among the Lenders in accordance with their respective Commitments.

     SECTION 3.4 Funding Reliance. Unless the Administrative Agent or, with respect to any Canadian Dollar Loan, the Foreign Currency Agent, shall have been notified by telephone, confirmed in writing, by any Lender by 2:00 P.M., Chicago time, on the day of the proposed Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent or the Foreign Currency Agent, as applicable, may assume, subject to the satisfactory fulfillment by the Parent of the conditions precedent set forth in Section 13, that such Lender has made such amount available to the Administrative Agent or the Foreign Currency Agent, and, in reliance upon such assumption, make available to the Parent or the Co-Borrowers, as applicable, a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent or the Foreign Currency Agent, as applicable, such Lender, the Parent and the Co-Borrowers, severally agree to repay the Administrative Agent or the Foreign Currency Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent or the Foreign Currency Agent made such amount available to the Parent or the Co-Borrowers to the date such amount is repaid to the Administrative Agent or the Foreign Currency Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 3.5 Conversion and Continuation of Loans. The Parent (for itself and on behalf of the Co-Borrowers) may, by delivery to the Administrative Agent of a Continuation/Conversion Notice (herein called a "Continuation/Conversion Notice"), in the form of Exhibit C attached hereto with appropriate insertions, before 10:00 A.M., Chicago time, at least: (a) three (3) Business Days prior to the proposed conversion date to convert Base Rate Loans into LIBOR Rate Loans,
(b) one (1) Business Day prior to the proposed conversion date to convert LIBOR Rate Loans into Base Rate Loans, and (c) three (3) Business days prior to the proposed continuation date to continue any LIBOR Rate Loan into a subsequent Interest Period of the same duration or of any other duration permitted hereunder in the same Applicable Currency, subject to the following:

          (i) the Interest Period applicable to any LIBOR Rate Loan resulting from a conversion shall be specified by the Parent in the Continuation/Conversion Notice delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Parent shall be deemed to have selected an Interest Period of one month's duration. If the Parent shall not have given timely notice to continue any Loan into a subsequent Interest Period and shall not otherwise have given notice to convert such Loan, such Loan, unless repaid pursuant to the terms hereof, shall automatically be converted into a Base Rate Loan denominated in Dollars;

          (ii) if less than all Loans at the time outstanding shall be converted or continued, such conversion or continuation shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of Loans of such Type (and have the same Interest Period) held by such Lenders immediately prior to such conversion or continuation;

          (iii) in the case of a conversion or continuation of less than all Loans, the aggregate principal amount of such Loans converted or continued shall not be less than a Dollar Equivalent amount of $2,500,000 or any larger integral Dollar Equivalent multiple of $500,000 in excess thereof;

          (iv) if any LIBOR Rate Loan is converted at a time other than the last day of an Interest Period applicable thereto, the Parent shall at the time of conversion pay any loss or expense (including, without limitation, breakage losses and expenses) associated therewith pursuant to Section 7.5;

          (v) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into, or continued as, a LIBOR Rate Loan; and

          (vi) any portion of a LIBOR Rate Loan required to be paid on any principal payment date occurring in less than one month after the end of the then-current Interest Period applicable to such Loan shall be automatically converted at the end of such Interest Period into a Base Rate Loan.

Notwithstanding the foregoing, so long as any Default or Event of Default shall exist, no Loans shall be converted to or continued as LIBOR Rate Loans.

     SECTION 3.6 Repayment of Revolving Loans; Notes. The Revolving Loans of each Lender shall be payable (and the Parent agrees to pay all such Revolving Loans and the Parent and Co-Borrowers agree, jointly and severally, to pay any such Revolving Loans constituting a Canadian Dollar Loan) on the Revolving Loan Termination Date in the Applicable Currency. The Revolving Loans of each Lender under the Original Credit Agreement were evidenced by the Existing Revolving Notes. After the Restatement Effective Date, the Revolving Loans of each Lender shall be evidenced by a Revolving Note, payable to the order of such Lender in the principal amount of the Revolving Loan Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of all of such Lender's Revolving Loans hereunder outstanding on the Revolving Loan Termination Date).

     SECTION 3.7 Recordkeeping. Each Lender shall record in its records, or at its option on the schedule attached to its relevant Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof, and in the case of each LIBOR Rate Loan the dates on which each Interest Period for such Loan shall begin and end. The information so recorded shall be conclusive absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Parent or the Co-Borrowers hereunder or under any Note to repay the principal amount of the Loans together with all interest accrued thereon.


                       SECTION 4.  THE LETTERS OF CREDIT

     SECTION 4.1  Request for Issuance of Letters of Credit.  The
Administrative Agent shall receive from the Parent, either Co-Borrower or any Guarantor at least five (5) Business Days' prior written notice of a request for issuance of each Letter of Credit, each such request to be accompanied by an application substantially in the form of Exhibit D (an "LC Application") duly executed by the Parent (for itself or on behalf of any such Co-Borrower or Guarantor) and in all respects in form and substance reasonably satisfactory to the Administrative Agent, together with such other documentation as the Administrative Agent may reasonably request in support thereof. The Administrative Agent shall promptly notify each Lender of any request from the Parent, either Co-Borrower or any such Guarantor that such Letter of Credit be issued.

     SECTION 4.2 Expiration and other Terms. Each Letter of Credit shall expire on or before thirty (30) days prior to the Revolving Loan Termination Date.

     SECTION 4.3 Participation. Concurrently with the issuance of each Letter of Credit, subject to Section 4.14 the Administrative Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have automatically purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Percentage, in such Letter of Credit and the Parent's related LC Obligations and any security therefor.

     SECTION 4.4 Notification of Demand for Payment. The Administrative Agent shall promptly notify the Parent and each Lender of the amount of each demand for payment under a Letter of Credit and of the date on which such payment is to be made.

     SECTION 4.5 Funding by Administrative Agent. With respect to each demand for payment pursuant to a Letter of Credit, the Administrative Agent shall, promptly following its receipt thereof, examine all documents purporting to represent such demand to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If the Administrative Agent determines (in accordance with the standards and practices applicable thereto) that a demand for payment under a Letter of Credit conforms to the terms and conditions of such Letter of Credit, then the Administrative Agent shall make payment to the Beneficiary in accordance with the terms of such Letter of Credit.

     SECTION 4.6 Funding By Lenders. Not later than 11:00 A.M., Chicago time, on each date on which payment is to be made under a Letter of Credit, subject to
Section 4.14 each Lender shall make available to the Administrative Agent, in Dollars and in same day funds, such Lender's Percentage of the amount of such payment. If and to the extent any Lender shall not have made such amount available to the Administrative Agent on any such date, such Lender agrees (without limitation to any rights or remedies then available to any party with respect to such failure to make payments) to pay interest on such amount to the Administrative Agent for the account of the Administrative Agent forthwith on demand for each day from the date on which such payment was to be made to the date such amount is made available to the Administrative Agent. Such interest shall be determined at a rate per annum equal to the Federal Funds Rate, or in the case of payments denominated in Canadian Dollars, the Overnight Rate, from time to time in effect, based upon a year of 360 days or, in the case of Canadian Dollar Loans, a year of 365-66 days. Any Lender's failure to make available to the Administrative Agent its Percentage of any payment under a Letter of Credit shall not relieve any other Lender of its obligation to make available to the Administrative Agent its Percentage of such payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Percentage of any such payment.

     SECTION 4.7 Non-Conforming Demand For Payment. If, after examination of a demand for payment under a Letter of Credit, the Administrative Agent shall have determined that such demand does not conform to the terms and conditions of such Letter of Credit, then the Administrative Agent shall, as soon as reasonably practicable, give notice to the related Beneficiary and to the Parent to the effect that demand was not made in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor and that the relevant document is being held at the disposal of the Beneficiary or is being returned to the

Beneficiary, as the Administrative Agent may elect. The Beneficiary may attempt to correct any such non-conforming demand for payment under such Letter of Credit if, and to the extent that, the Beneficiary is entitled (without regard to the provisions of this sentence) and able to do so.

     SECTION 4.8 Return of Funds Related to Non-Conforming Demand. If the Administrative Agent does not disburse funds to the Beneficiary for any reason after having received such funds from any Lender pursuant to Section 4.6, the Administrative Agent shall return such funds to such Lender on the next following Business Day together with interest on such funds from the date on which the Administrative Agent received such funds to the day on which the Administrative Agent so returns such funds at the Federal Funds Rate, or in the case of payments denominated in Canadian Dollars, the Overnight Rate, for each such day, based upon a year of 360 days or, in the case of Canadian Dollar Loans, a year of 365-66 days.

     SECTION 4.9 Return of Letter of Credit. With respect to each Letter of Credit, the Administrative Agent shall have the right; provided the Administrative Agent is not then in default under such Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by the Beneficiary under such Letter of Credit, to require the Beneficiary to surrender such Letter of Credit to the Administrative Agent on the stated expiration date. The Parent agrees, if necessary, to use its best efforts to cause the Beneficiary to surrender such Letter of Credit.

     SECTION 4.10 Reimbursement Agreement of the Parent. The Parent and, with respect to any Letter of Credit denominated in Canadian Dollars, the Parent and the Co-Borrowers hereby, jointly and severally, unconditionally and irrevocably agrees to reimburse the Administrative Agent, immediately upon demand, for each payment made by the Administrative Agent in accordance herewith under a Letter of Credit honoring a demand for payment made by the Beneficiary thereunder, with interest on the amount so paid by the Administrative Agent from the date paid by the Administrative Agent to the date the Administrative Agent is reimbursed therefor, at a rate per annum equal to the Base Rate, with respect to Letters of Credit with payments denominated in Dollars and the Prime Rate, with respect to Letters of Credit with payments denominated in Canadian Dollars, from time to time in effect (but not less than the Base Rate or Prime Rate, as applicable, in effect on the date of such payment by the Administrative Agent), plus the Applicable Base/Prime Rate

Margin. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or, in the case of Letters of Credit with payments denominated in Canadian Dollars, 365-66 days. Upon receipt of each payment under this Section 4.10, the Administrative Agent shall promptly pay to each Lender which previously made the entire payment required under Section 4.6, in the kind of funds received, an amount equal to such Lender's Percentage of such payment.

     SECTION 4.11 Obligation to Reimburse for or Participate in Letter of Credit Payments. The Parent's and the Co-Borrower's obligation to reimburse the Administrative Agent for payments made by the Administrative Agent under any Letter of Credit honoring a demand for payment by the Beneficiary thereunder, and each Lender's obligation to participate in and make available to the Administrative Agent its Percentage of such payments in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances including, without limitation, any of the following circumstances:

          (a) any lack of legality, validity, regularity or enforceability of this Agreement, any Letter of Credit or any other Related Document;

          (b) the existence of any claim, setoff, defense or other right which the Parent, either Co-Borrower or any Guarantor may have or have had at any time against any Beneficiary, the Administrative Agent, the Foreign Currency Agent, any Lender, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting) or any other Person, whether in connection with this Agreement, any Letter of Credit, any other Related Document, the transactions contemplated herein or therein or any unrelated transactions (including any underlying transaction between the Parent, the Co-Borrowers and the Beneficiary of any Letter of Credit);

          (c) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Related Documents;

          (e) payment by the Administrative Agent under any Letter of Credit against presentation of a draft or certificate or other document that does not comply with the terms of such Letter of Credit; or

          (f)  the occurrence of any Default or Event of Default;

provided, however, that neither the Parent nor any such Co-Borrower shall be obligated to reimburse the Administrative Agent for, and no Lender shall be obligated to participate in, any wrongful payment made by the Administrative Agent under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Administrative Agent or any of its officers, employees or agents as finally judicially determined by a court of competent jurisdiction.

     SECTION 4.12 Mandatory Payment to Administrative Agent of LC Obligations. The Parent and, with respect to LC Obligations relating to Letters of Credit denominated in Canadian Dollars, the Parent and the Co-Borrowers agree, jointly and severally, that, on any termination of the LC Commitments pursuant to
Section 6.2 or Section 14.2, it will pay to the Administrative Agent in Dollars and in same day funds an amount equal to the Dollar Equivalent principal amount of all LC Obligations under any LC Application, whether or not the related Letter of Credit has been drawn (which amount shall be retained by the Administrative Agent in a separate collateral account as security for the LC Obligations and the other Liabilities) plus the then aggregate accrued amount of unpaid fees arising under Sections 5.7(b) and 5.7(c).

     SECTION 4.13 Existing Letters of Credit. The Parent, the Lenders and the Administrative Agent agree that, on the Restatement Effective Date, each Existing Letters of Credit shall be deemed to have been issued for the account of the Parent (or jointly for the account of the Parent and any applicable Subsidiary) hereunder and to be subject to the terms and provisions hereof.

     SECTION 4.14 Limited Participation and Funding of Letters of Credit. Notwithstanding the foregoing, only those Lenders set forth on Schedule 2.1 which have commitments to make Canadian Dollar Loans shall be required to participate in or fund any Letter of Credit denominated in Canadian Dollars. Furthermore, no Lender with a commitment only to make Canadian Dollar Loans shall be required to participate in or fund any Letter of Credit denominated in Dollars.

                      SECTION 5.  INTEREST AND FEES, ETC.

     SECTION 5.1 Interest Rates. With respect to each Loan, the Parent and, with respect to any Canadian Dollar Loan, the Co-Borrowers hereby, jointly and severally, promise to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (a) At all times while such Loan is a Base Rate Loan or a Canadian Dollar Loan, at a rate per annum equal to the Base Rate or the Prime Rate, respectively, from time to time in effect, plus the Applicable Base/Prime Rate Margin (as hereinafter defined); and

          (b) At all times while such Loan is a LIBOR Rate Loan, for each Interest Period, at a rate per annum equal to the LIBOR Rate (Reserve Adjusted) applicable to such Interest Period, plus the Applicable LIBOR Rate Margin, (as hereinafter defined).

     For purposes hereof, the Applicable Base/Prime Rate Margin and the Applicable LIBOR Rate Margin shall be determined based on the Leverage Ratio as follows:

-------------------------------------------------------------------
                                    Applicable
                                    Base/Prime    Applicable LIBOR
       Leverage Ratio              Rate Margin       Rate Margin
-------------------------------------------------------------------
   greater than 3.01:1.00              .75%              2.00%
-------------------------------------------------------------------
 greater than 2.51:1.00 but            .50%              1.75%
  not more than 3.01:1.00
-------------------------------------------------------------------
 greater than 2.01:1.00 but            .25%              1.50%
 not more than 2.51:1.00
-------------------------------------------------------------------
 greater than 1.51:1.00 -                0%              1.25%
   but not more than
       2.01:1.00
-------------------------------------------------------------------
 equal to or greater than                0%              1.00%
1.01:1.00 but not more than
       1.51:1.00
-------------------------------------------------------------------
    less than 1.01x                      0%              0.75%
-------------------------------------------------------------------

     Any adjustment in the Applicable Base/Prime Rate Margin or the Applicable LIBOR Rate Margin as a result of a change in the Leverage Ratio shall be effective upon receipt by the Administrative Agent of a Compliance Certificate pursuant to Section 10.1.4 setting forth the calculation of the Leverage Ratio and the financial statements required to be delivered in connection therewith; provided that, notwithstanding the foregoing, the Applicable Base/Prime Rate Margin and the Applicable LIBOR Rate Margin for the period commencing on the Closing Date through September 30, 1998 shall be .50% per annum and 1.75% per annum, respectively; and provided, further, that in no event will the Applicable Base/Prime Rate Margin or the Applicable LIBOR Rate Margin be reduced at any time when a Default has occurred and is continuing. Any adjustment in the Applicable Base/Prime Rate Margin or the Applicable LIBOR Rate Margin shall be effective retroactively to the first day of the Fiscal Quarter for which the Compliance Certificate should have been delivered to the Lenders pursuant to
Section 10.1.4.

     SECTION 5.2  Default Interest Rate.  Notwithstanding the provisions of
Section 5.1, in the event that any Default or Event of Default shall occur hereunder, the Parent and, with respect to any Canadian Dollar Loan, the Co-Borrowers hereby, jointly and severally, promise to pay interest on the unpaid principal amount of the Loans for the period commencing on the date of such Default or Event of Default until such Default or Event of Default is cured or waived by the Lenders in accordance with this Agreement at a rate per annum equal to the applicable rate(s) otherwise in effect with respect to such Loans, plus 2.00% per annum.

     SECTION 5.3 Interest Payment Dates. Accrued interest on each Loan shall be payable on each Interest Payment Date and at maturity, commencing with the first of such dates to occur after the date hereof. After maturity, accrued interest on all Loans shall be payable on demand.

     SECTION 5.4 Interest Periods. Each "Interest Period" for a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan was made, continued or converted from a Loan of a different Type, or on the expiration of the immediately preceding Interest Period for such LIBOR Rate Loan, and shall end on the date which is 1, 2, 3 or 6 months thereafter, as the Parent may specify pursuant to Section 3.2 or Section 3.5 hereof.

     SECTION 5.5 Setting and Notice of Rates. The applicable LIBOR Rate (Reserve Adjusted) for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Parent and each Lender. Each determination of the applicable LIBOR Rate (Reserve Adjusted) by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of manifest error. If LaSalle does not furnish a timely quotation, the provisions of Section 7.3 shall apply. If the Administrative Agent is unable to determine such a rate, the provisions of Section 7.2 shall apply. The Administrative Agent shall, upon written request of the Parent or any Lender, deliver to the Parent or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate (Reserve Adjusted) hereunder.

     SECTION 5.6 Computation of Interest. Interest on all Base Rate Loans, Libor Rate Loans and LC Obligations payable in Dollars shall be computed for the actual number of days elapsed on the basis of a 360-day year. For purposes of the Interest Act (Canada), interest on all Canadian Dollar Loans and LC Obligations with payment denominated in Canadian Dollars shall be computed for the actual number of days elapsed on the basis of a year of 365-66 days.

     SECTION 5.7 Fees. The Parent agrees to pay the following fees (all such fees being non-refundable):

          (a) The Parent agrees to pay to the Administrative Agent, for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Parent's inability to satisfy any condition of Section 13) commencing on the Restatement Effective Date and continuing to the Revolving Loan Termination Date, a commitment fee (the "Commitment Fee") at the rate set forth in Section 5.7(h) on such Lender's Percentage of the sum of the average daily unused portion of such Lender's Commitment. Such Commitment Fees shall be payable by the Parent in arrears on each Quarterly Payment Date, commencing with the first such Quarterly Payment Date following the Restatement Effective Date, and on the Revolving Loan Termination Date. For purposes of determining utilization of each Lender's Commitment, the amount of any outstanding Canadian Dollar Loan on any date shall be determined based on the Dollar Equivalent amount with respect to such Canadian Dollar Loan.

          (b) The Parent agrees to pay to each Lender an upfront fee equal to 0.15% of such Lender's Revolving Loan Commitment as set forth in Schedule 2.1.

          (c) The Parent agrees to pay to the Administrative Agent, for the account of each Lender, a Commitment Fee for each Letter of Credit (the "LC Commitment Fee"), from the date of issuance thereof to the earlier to occur of the expiration or termination thereof or the date of payment by the Administrative Agent thereunder, at a rate per annum equal to the amount set forth in Section 5.7(h) of the aggregate outstanding undrawn amount of each such Letter of Credit, such fee to be payable in arrears on each Quarterly Payment Date (or at such other times as the Administrative Agent shall reasonably request, for any period prior to such date or time for which such Commitment Fee shall not have been theretofore paid).

          (d) The Parent agrees to pay to the issuing Lender of each Letter of Credit on the date of issuance for each such Letter of Credit a fronting fee of 0.15% of the aggregate Dollar Equivalent amount of each such Letter of Credit.

          (e) The Parent agrees to pay, such published fees and other amounts ("LC Administrative Fees") as the Administrative Agent shall customarily require in connection with the issuance, negotiation, processing and/or administration of Letters of Credit in similar situations, such fees to be in addition to the fees payable under the Fee Letter, with respect to the issuance and/or negotiation of each Letter of Credit.

          (f) With respect to the Existing Letters of Credit, (i) the Parent shall only be responsible for fees pursuant to clause (c) above with respect to such Letters of Credit commencing on the Restatement Effective Date and (ii) the Parent shall be responsible for fees and expenses pursuant to clause (d) and (e) above only to the extent not previously paid in respect of such Letters of Credit.

          (g) The Parent agrees to pay to the Administrative Agent, for its own account, the fees set forth in that certain fee letter, dated as of October 26, 1998 (the "LaSalle Fee Letter") from the Administrative Agent addressed to and accepted by the Parent, in addition to the other fees otherwise expressly described herein.

          (h) For purposes hereof, the Commitment Fee and the LC Commitment Fee shall be determined based on the Leverage Ratio as follows:

-----------------------------------------------------------------
      Leverage Ratio               Applicable      Applicable LC
                                 Commitment Fee   Commitment Fee
-----------------------------------------------------------------
 greater than 3.01:1.00               .375%            2.00%
-----------------------------------------------------------------
 greater than 2.51:1.00                .25%            1.75%
   but not more than
       3.01:1.00
-----------------------------------------------------------------
 greater than 2.01:1.00                .25%            1.50%
   but not more than
       2.51:1.00
-----------------------------------------------------------------
greater than 1.51:1.00 -               .25%            1.25%
       2.01:1.00
-----------------------------------------------------------------
greater than or equal to               .25%            1.00%
 1.01:1.00 but not more
     than 1.51:1.00
-----------------------------------------------------------------
less than 1.01:1.00                    .25%            0.75%
-----------------------------------------------------------------

     Any adjustment in the Commitment Fee or the LC Commitment Fee as a result of a change in the Leverage Ratio shall be effective upon receipt by the Administrative Agent of a Compliance Certificate pursuant to Section 10.1.4 setting forth the calculation of the Leverage Ratio and the financial statements required to be delivered therewith; provided that, notwithstanding the foregoing, the Commitment Fee and the LC Commitment Fee for the period commencing on the Closing Date through September 30, 1998 shall be .25% per annum and 1.50% per annum, respectively; and provided, further, that in no event will the Applicable Commitment Fee or the Applicable LC Commitment Fee be reduced at any time when a Default has occurred and is continuing. Any adjustment in the Applicable Commitment Fee or the Applicable LC Commitment Fee shall be effective retroactively to the first day of the Fiscal Quarter for which such Compliance Certificate should have been delivered to the Administrative Agent pursuant to Section 10.1.4.

     All such fees shall be computed for the actual number of days elapsed on the basis of a 360-day year without regard to any Default or Event of Default.


            SECTION 6.  REDUCTION OR TERMINATION OF THE COMMITMENTS;
                            PAYMENTS AND PREPAYMENTS

     SECTION 6.1 Voluntary Reduction or Termination of the Revolving Loan Commitments. The Parent may from time to time prior to the Revolving Loan Termination Date on at least three (3) Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the amount of the Revolving Loan Commitments (such reduction to be pro rata among the Lenders according to their respective Percentages) to an amount not less than the aggregate unpaid principal amount of the Revolving Loans then outstanding. Any such reduction shall be in an aggregate Dollar Equivalent amount of $5,000,000 or a Dollar Equivalent integral multiple of $1,000,000 in excess thereof. The Parent may at any time on like notice from the Parent prior to the Revolving Loan Termination Date terminate the Revolving Loan Commitments upon payment in full of the outstanding principal amount of the Revolving Loans and other obligations of the Parent and the Co-Borrowers hereunder pertaining to the Revolving Loans.

     SECTION 6.2 Voluntary Reduction of the LC Commitments. The Parent may, from time to time on at least three (3) Business Days' prior written notice to the Administrative Agent, permanently reduce the amount of the LC Commitments to an amount not less than the maximum amount of the Letters of Credit then outstanding or drawn and not reimbursed. The Parent may at any time on like notice terminate the LC Commitments upon payment to the Administrative Agent in accordance with Section 4.12 of all LC Obligations (whether absolute or contingent) in connection with the Letters of Credit.

     SECTION 6.3 Voluntary Prepayments. The Parent and the Co-Borrowers may from time to time prepay the Loans in whole or in part, without premium or penalty; provided that (a) the Parent shall give the Administrative Agent (which shall promptly advise each Lender) not less than three (3) Business Days' prior notice thereof, specifying the Loans to be prepaid, and the date and amount of prepayment, (b) unless the fees and costs are paid pursuant to Section 7.5, LIBOR Rate Loans shall be prepaid only on the last day of the Interest Period relating thereto, (c) each partial prepayment shall be in a principal Dollar Equivalent amount of $1,000,000, or a Dollar Equivalent integral multiple $500,000 in excess thereof, and (d) any prepayment of the principal amount of the Loans, or any portion thereof, shall include accrued interest to the date of prepayment.

     SECTION 6.4 Making of Payments. Except as otherwise provided, all payments (including those made pursuant to Section 5.7 or Section 6.3) in respect of the Loans or the Letters of Credit (other than Canadian Dollar Loans or Letters of Credit denominated in Canadian Dollars) shall be made by the Parent to the

Administrative Agent in immediately available funds in Dollars for the account of the Lenders pro rata according to their respective Percentages of the unpaid principal amount of the Loans or LC Obligations held by them, and with respect to principal of, interest on, and any other amounts relating to, any Canadian Dollar Loan or Letter of Credit with payment denominated in Canadian Dollars, shall be made by the Parent and the Co-Borrowers, jointly and severally, in Canadian Dollars, and, with respect to all other amounts payable hereunder, shall be made in Dollars. All payments of fees pursuant to Section 5.7 (other than any such fee payable for the Administrative Agent's sole account) shall be made by the Parent to the Administrative Agent for the account of the Lenders, pro rata according to their respective Percentages. All such payments shall be made to the Administrative Agent at its office in Chicago, not later than 12:30 P.M., Chicago time, on the date due, and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender its pro rata share (based on its Percentage) of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Sections 7.1, 7.2 and 7.5 shall be made by the Parent directly to the Lender or Lenders entitled thereto. All payments under Sections 5.7(d) and
15.5 shall be made directly to, and for the sole account of, the Administrative Agent.

     SECTION 6.5 Due Date Extension. If any payment provided for hereunder falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

     SECTION 6.6 Sharing of Payments. (a) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Loan or LC Obligation (other than pursuant to the terms of Section 7) in excess of its pro rata share (based on its Percentage) of payments and other recoveries obtained by all Lenders of Loans or LC Obligations on account of principal of and interest and fees with respect to Loans or reimbursement or fees with respect to LC Obligations then held by them, such Lender shall purchase from the other Lenders such participation in the Loans and LC Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender to (ii the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

     (b) The Parent and each Co-Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to Section 6.6(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 6.7) with respect to such participation as fully as if such Lender were the direct creditor of the Parent or such Co-Borrower, as applicable, in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery of such secured claim.

     SECTION 6.7 Setoff. Each Lender shall, upon the occurrence of any Event of Default described in Section 14.1 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Liabilities owing to it (whether or not then due), and (as security for such Liabilities) the Parent and each Co-Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Parent and such Co-Borrower then or thereafter maintained with such Lender. Any such appropriation and application shall be subject to the provisions of Section 6.6. Each Lender agrees promptly to notify the Parent, such Co-Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 6.8 Net Payments. All payments by the Parent or any Co-Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp or other Taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than Income Taxes (such non-excluded items being called "Charges"). In the event that any withholding or deduction from any payment to be made by the Parent or such Co-Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation, then the Parent or such Co-Borrower will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (c) pay to the Administrative Agent, for the account of the Lenders, such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Upon the request of the Parent or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the U.S. shall, prior to the due date of any payments under the Loans or LC Obligations, execute and deliver to the Parent and the Administrative Agent, on or about the first scheduled payment date in each calendar year, a United States Internal Revenue Service Form 4224 or Form 1001, as may be applicable (or any successor form), appropriately completed. Without prejudice to the survival of any other agreement of the Parent hereunder or any other document, the agreements of the Parent contained in this Section shall survive satisfaction of the Liabilities and termination of this Agreement until the termination of all statutes of limitations applicable thereto.


                      SECTION 7.  CHANGES IN CIRCUMSTANCES

     SECTION 7.1 Increased Costs. If (a) Regulation D of the Board of Governors of the Federal Reserve System, or (b) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive (whether or not having the force of law) or any such authority, central bank or comparable agency,

          (i) shall subject any Lender (or any Lending Office of such Lender) to any tax (other than Income Taxes), duty or other charge with respect to its Loans or its LC Obligations or its obligation to make Loans, or issue or participate in the issuance of Letters of Credit or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans, LC Obligations or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans or its LC Obligations (except for changes in the rate of Income Tax); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 5), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or any Lending Office of such Lender); or

          (iii) shall impose on any Lender (or its Lending Office) any other condition affecting its Loans or its LC Obligations;

and the result of any of the foregoing is to increase the net cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Lending Office of such Lender) of making or maintaining any Loan, or any Letter of Credit or participation therein or to reduce the amount of any sum received or receivable by such Lender (or the Lending Office or such Lender) under this Agreement or under its Loans with respect thereto, then within thirty (30) days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand); provided that such Lender makes the same demand on other of its similarly-situated borrowers, if any, the Parent shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

     SECTION 7.2 Change in Rate of Return. If, after the date hereof, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any person controlling such Lender, and such Lender reasonably determines that the rate of return on its or such controlling person's capital as a consequence of its Commitments, the Loans or the Letters of Credit made by such Lender (or any participating interest therein held by such Lender) is reduced to a level below that which such Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case the Parent shall, within thirty (30) days after demand (accompanied by the statement described below) by such Lender; provided that such Lender makes the same demand on other of its similarly-situated borrowers, if any, the Parent shall pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling person for such reduction in rate of return. A written statement of such Lender as to any such additional amount or amounts (including calculations thereof) in reasonable detail shall, in the absence of manifest error, be conclusive and binding on the Parent. In determining such amount, such Lender may use any method of averaging and attribution that it shall reasonably deem applicable. Each Lender promptly shall notify the Parent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 7.2.

     SECTION 7.3 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

          (a) the Administrative Agent is advised by LaSalle that deposits in Dollars (in the applicable amounts) are not being offered to LaSalle in the relevant market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

          (b) any Lender advises the Administrative Agent that, for reasons described in Section 7.1, 7.2 or 7.4, the LIBOR Rate (Reserve Adjusted), as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of maintaining or funding such Loans for such Interest Period, or that the making or funding of LIBOR Rate Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially and adversely changes such Loans, then, so long as such circumstances shall continue: (i) the Administrative Agent shall promptly notify the other parties thereof, (ii no Lender shall be under any obligation to make or convert into LIBOR Rate Loans so affected, and (ii on the last day of the then current Interest Period for Loans of the Type so affected, such Loans shall, unless then repaid in full, automatically convert to Base Rate Loans. If conditions subsequently change so that the foregoing conditions no longer exist, the Administrative Agent in the case of clause (a) or such Lender in the case of clause (b) will promptly notify the Parent and the Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make or continue LIBOR Rate Loans shall be reinstated.

     SECTION 7.4 Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for a Lender or the Lending Office of such Lender ("Affected Lender") to make, maintain or fund LIBOR Rate Loans, then (a) the Affected Lender shall promptly notify each of the other parties hereto, (b) the obligation of all Lenders to make, continue or convert into LIBOR Rate Loans shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (c) on the last day of the current Interest Period for LIBOR Rate Loans (or, in any event, if the Affected Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), LIBOR Rate Loans shall, unless then repaid in full, automatically convert to Base Rate Loans denominated in Dollars. If conditions subsequently change so that the foregoing conditions no longer exist, such Lender will promptly notify the Parent and the other Lenders thereof, and upon the receipt of such notice, the obligations of all Lenders to make, convert or continue LIBOR Rate Loans shall be reinstated.

     SECTION 7.5 Funding Losses. The Parent hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the calculations of the amount being claimed) the Parent will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain LIBOR Rate Loans), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any LIBOR Rate Loan of such Lender on a date other than the last day of an Interest Period for such Loan, or (b) any failure of the Parent to borrow, continue or convert any Loans on a date specified therefor in a Borrowing Request or Continuation/Conversion Notice pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

     SECTION 7.6 Right of Lenders to Fund Through Other Offices. Each Lender may, if it so elects, fulfill its Commitment as to any Loan by causing its Lending Office to make such Loan; provided that in such event for the purposes of this Agreement, such Loan shall be deemed to have been made by such Lender and the obligation of the Parent to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

     SECTION 7.7  Discretion of Lenders as to Manner of Funding.
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Rate Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

     SECTION 7.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Sections 7.1 through
Section 7.5 shall be conclusive absent manifest error. The provisions of Sections 7.1 through Section 7.5 shall survive termination of this Agreement until the expiration of all statutes of limitation applicable thereto.

     SECTION 7.9 Alternative Lending Office. If pursuant to the provisions of this Section 7, Parent is required to pay any additional fees, taxes, interest or other expense, or if any Lender shall be prohibited from making or maintaining LIBOR Loans, then the Administrative Agent and each such Lender shall take any reasonable actions available to it (including designation of a different Lending Office), consistent with legal and regulatory restrictions, that will avoid the need to take the steps described in this
Section 7, which will not, in the reasonable judgment of the Administrative Agent or such Lender, be disadvantageous to the Administrative Agent or such Lender.

                   SECTION 8.  COLLATERAL AND OTHER SECURITY

     SECTION 8.1 Security Documents. Concurrently with or prior to the initial Borrowing or issuance of the initial Letter of Credit under the Original Credit Agreement and from time to thereafter:

          (a) Security Agreement. The Parent and each of its Subsidiaries executed and delivered to the Administrative Agent the Security Agreement (as defined in the Original Credit Agreement) covering, among other things, inventory, equipment, accounts, and general intangibles of the Parent and its Subsidiaries.

          (b) Borrower Trademark Security Agreement. The Parent executed and delivered to the Administrative Agent the Borrower Trademark Security Agreement (as defined in the Original Credit Agreement) covering, among other things, all of the copyrights the Parent.

          (c) Borrower Pledge Agreement. The Parent executed and delivered to the Administrative Agent a Borrower Pledge Agreement (as defined in the Original Credit Agreement), covering, among other things, all of the issued and outstanding capital stock of each Subsidiary of the Parent, including, without limitation, all the issued and outstanding capital stock of each of the Co-Borrowers and the Guarantors. Concurrently with the Restatement Effective Date and as a condition precedent thereto the Parent will affirm its obligations thereunder pursuant to the Affirmation of Borrower Pledge Agreement, substantially, in the form of Exhibit E.

          (d) Gibbs Pledge Agreement. Gibbs executed and delivered to the Administrative Agent the Gibbs Pledge Agreement (as defined in the Original Credit Agreement), covering, among other things, all of the issued and outstanding capital stock of each Subsidiary of Gibbs. Concurrently with the Restatement Effective Date and as a condition precedent thereto Gibbs will affirm its obligations thereunder pursuant to the Affirmation of Gibbs Pledge Agreement, substantially, in the form of Exhibit F.

          (e) IAMD (Canada) Pledge Agreement. IAMD (Canada) executed and delivered to the Administrative Agent the IAMD (Canada) Pledge Agreement, covering, among other things, all of the issued and outstanding capital stock of each Subsidiary of IAMD (Canada). Concurrently with the Restatement Effective Date and as a condition precedent thereto IAMD (Canada) will affirm its obligations thereunder pursuant to the Affirmation of IAMD (Canada) Pledge Agreement, substantially, in the form of Exhibit M.

          (f) IAMD, Limited Pledge Agreement. IAMD, Limited executed and delivered to the Administrative Agent the IAMD, Limited Pledge Agreement, covering, among other things, all of the issued and outstanding capital stock of each Subsidiary of IAMD, Limited. Concurrently with the Restatement Effective Date and as a condition precedent thereto IAMD, Limited will affirm its obligations thereunder pursuant to the Affirmation of IAMD, Limited Pledge Agreement, substantially, in the form of Exhibit N.

          (g) Subsidiary Guaranty. Each Subsidiary of the Parent executed and delivered to the Administrative Agent the Subsidiary Guaranty (as defined in the Original Credit Agreement) guarantying, among other things, the indefeasible payment in full of the Liabilities and each such Subsidiaries' obligations under the Subsidiary Guaranty. Concurrently with the Restatement Effective Date and as a condition precedent thereto each Subsidiary of the Parent (other than the Co-Borrowers) will affirm its obligations thereunder pursuant to the Affirmation of Subsidiary Guaranty, substantially in the form of Exhibit G.

      SECTION 8.2 Termination. Concurrently with the Restatement Effective Date, each of the Security Agreement, Borrower Trademark Security Agreement and the Fee Mortgages (as defined in the Original Credit Agreement) shall be cancelled, and the Administrative Agent shall take all actions necessary to evidence such termination, including, without limitation, the filing of termination statements in appropriate governmental offices. All reasonable, documented expenses incurred by the Administrative Agent in connection with actions taken by the Administrative Agent pursuant to this Section 8.2 shall be reimbursed by the Parent promptly upon presentation of invoices with respect thereto.

     SECTION 8.3 Further Assurances. The Parent agrees that upon the request of the Administrative Agent (a) it shall forthwith deliver, or cause to be delivered to the Administrative Agent, in due form for transfer, all chattel paper, instruments, securities and documents of title, if any, at any time representing all or any of the Collateral, and (b) it shall forthwith execute and deliver or cause to be executed and delivered to the Administrative Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary by the Administrative Agent), such further assignment agreements, security agreements, pledge agreements, instruments, consents, waivers, financing statements, stock or bond powers, searches, releases, and other documents, and do such other acts and things, all as the Administrative Agent may from time to time reasonably request to establish and maintain to the satisfaction of the Administrative Agent a valid first priority perfected Lien on all Collateral (free of all other Liens, except Permitted Liens) to secure payment of the Liabilities.


                   SECTION 9.  REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make Loans and to issue or participate in Letters of Credit hereunder, the Parent represents and warrants to the Administrative Agent, the Foreign Currency Agent and to each of the Lenders that:

     SECTION 9.1 Organization, etc. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and the Parent and each such Subsidiary is duly qualified to transact business and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary and where failure to so qualify reasonably would be expected to have a Material Adverse Effect. The shares of capital stock of the Parent and each of its Subsidiaries are owned by the Persons set forth in Schedule 9.1 in the amounts set forth therein.

     SECTION 9.2 Authorization. The Parent and each of its Subsidiaries (to the extent it is a named party thereto) (a) has the corporate power to execute, deliver and perform this Agreement and the Related Documents, and (b) has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and the Related Documents.

     SECTION 9.3 No Conflict. The execution, delivery and performance by the Parent and each of its Subsidiaries (to the extent it is a named party thereto), of this Agreement and the Related Documents does not and will not (a) contravene or violate any provision of any law, statute, rule or regulation applicable to such Person, (b) contravene or conflict with, result in any breach of, or constitute a default under, any agreement or instrument binding on it which could reasonably be expected to have a Material Adverse Effect, (c) result in the creation or imposition of or the obligation to create or impose any Lien (except for Permitted Liens) upon any of the property or assets of the Parent or any such Subsidiary, or (d) contravene or violate any provision of the certificate or articles of incorporation or by-laws of the Parent or any such Subsidiary.

     SECTION 9.4 Governmental Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date and except for filings or recordings of the UCC statements and any other documents contemplated to be filed or recorded by this Agreement or any Related Document with respect to the Collateral) or exemption by, any governmental or public body or authority, or any subdivision thereof, is required in connection with the execution, delivery and performance by the Parent or any Subsidiary of the Parent (to the extent it is a named party thereto) of this Agreement or the Related Documents, except those which have been made or obtained or will be made or obtained as and when required thereby.

     SECTION 9.5 Validity. The Parent and each of its Subsidiaries has duly executed and delivered this Agreement (to the extent it is a named party hereto) and will have duly executed as and when required hereby the Related Documents (to the extent it is named as a party thereto), and each of such documents constitutes, or when so delivered will constitute the legal, valid and binding obligation of the Parent and each such Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to creditors rights generally.

     SECTION 9.6 Financial Statements. The Parent's audited consolidated financial statements as at December 31, 1997 and its unaudited consolidated financial statements as at March 31, 1998, and June 30, 1998, copies of which have been furnished to the Administrative Agent, have been prepared in conformity with GAAP (except in the case of such unaudited statements, for the absence of notes and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding Fiscal Year, except as disclosed therein, and accurately present in all material respects the financial condition of the Parent and its Subsidiaries as at such dates and the results of operations for the periods then ended. The Parent's pro forma financial statements for the periods ended December 31, 1996 through December 31, 2002, which were delivered to the Administrative Agent on March 14, 1997, are the most recent pro forma financial statements prepared by the Parent and the projections and pro forma financial information contained therein are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts or guarantees and that actual results during the period or periods covered by any such projections may differ from the actual results.

     SECTION 9.7 Material Adverse Change. No Material Adverse Change has occurred since December 31, 1997.

     SECTION 9.8 Litigation and Contingent Obligations. No Material Litigation is pending or, to the Parent's knowledge after due inquiry, threatened except as set forth (including good faith estimates of the Dollar amounts involved with respect thereto) in Schedule 9.8. Neither the Parent nor any of its Subsidiaries has any material Contingent Obligations other than as provided for or disclosed on Schedule 9.8 or in the financial statements referred to in Section 9.6.

     SECTION 9.9 Liens. None of the assets of the Parent or any its Subsidiaries is subject to any Lien, except for Permitted Liens.

     SECTION 9.10 Subsidiaries. The Parent has no Subsidiaries, except as set forth on Schedule 9.10.

     SECTION 9.11  Pension and Welfare Plans.

          (a) During the twelve-consecutive-month period prior to the Restatement Effective Date and prior to the date of any Borrowing hereunder, no steps have been taken to terminate or completely or partially withdraw from any Pension Plan or Welfare Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien on any assets of the Parent or its Subsidiaries under section 302(f) of ERISA;

          (b) no condition exists or event or transactions have occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Parent or any other member of the Controlled Group of any material liability, fine, Tax or penalty which could reasonably be expected to have a Material Adverse Effect;

          (c) except as disclosed in Schedule 9.11 or the financial statement referred to in Section 9.6, neither the Parent nor any member of the Controlled Group has any vested or contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA;

          (d) with respect to each Pension Plan maintained or contributed to by the Parent which is intended to qualify under Section 401(a) of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Pension Plan so qualifies and nothing has occurred since the date of issuance of such determination letter which would cause any such Pension Plan to cease to qualify under Section 401(a) of the Code;

          (e) each fiduciary (as defined in section 3(21) of ERISA) with respect to any Pension Plan or Welfare Plan and any Person who handles funds of any Pension Plan or Welfare Plan is bonded to the extent required under section 412 of ERISA; and

          (f) no Pension Plan maintained by or contributed to by the Parent or any other member of the Controlled Group and subject to section 302 of ERISA or section 412 of the Code has incurred an accumulated funding deficiency as defined in section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived.

     SECTION 9.12 Investment Company Act. Neither the Parent nor any Subsidiary of the Parent is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 9.13 Public Utility Holding Company Act. Neither the Parent nor any Subsidiary of the Parent is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 9.14 Margin Regulation. Neither the Parent nor any Subsidiary of the Parent is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U of the Board of Governors of the Federal Reserve System).

     SECTION 9.15 Collateral. As security for the Liabilities, the Administrative Agent has or upon the filing or recording of the UCC financing statements in the offices set forth in Schedule 9.15 and the other documents contemplated to be filed or recorded under the Related Documents and possession by the Administrative Agent of all Collateral which consists of instruments or securities as defined in the UCC will have a valid, first-priority perfected Lien on the Collateral, subject only to Permitted Liens. There are no Liens or UCC financing statements on file in favor of any Person with respect to the Parent or any of its Subsidiaries (except for Permitted Liens).

     SECTION 9.16 Taxes. Except for extensions which are on file with appropriate governmental authorities which are in full force and effect as of the date hereof and set forth on Schedule 9.16, the Parent and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by them and have paid or provided adequate reserves for all Taxes thereby shown to be owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP. There is no ongoing audit or, to the Parent's knowledge, other governmental investigation of the tax liability of the Parent or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning the Parent's or of its Subsidiary's tax liability, for any period for which returns have been filed or were due. The liability stated for Taxes as of December 31, 1997 in the financial statements described in Section 9.6 is sufficient in all material respects for all Taxes as of such date.

     SECTION 9.17 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Parent or any its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Parent or any of its Subsidiaries to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the Effective Date, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 9.18  Environmental Warranties.  Except as set forth in Schedule
9.18:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Parent or any of its Subsidiaries have been, and continue to be, owned or leased by the Parent and its Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the best knowledge of the Parent, threatened (i) claims, complaints, notices or requests for information received by the Parent or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii complaints, notices or inquiries as to the Parent or any of its Subsidiaries regarding potential liability under any Environmental Law;

          (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

          (d) the Parent and each of its Subsidiaries has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters necessary for its business;

          (e) no property now or previously owned or leased by the Parent or any of its Subsidiaries is listed or, to the best knowledge of Parent, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries that, individually, or in the aggregate, have had, or could reasonably be expected to have a Material Adverse Effect;

          (g) neither the Parent nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the best knowledge of the Parent, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations or claims which could reasonably be expected to have a Material Adverse Effect;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Parent or any of its Subsidiaries that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; and

          (i) to the best of Parent's knowledge, no conditions exist at, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, could reasonably be expected to give rise to material liability under any Environmental Law.

     SECTION 9.19 Proceeds. The proceeds of the Revolving Loans will be used for general working capital purposes.

     SECTION 9.20 Insurance. Schedule 9.20 hereto sets forth a true and correct summary of all insurance carried by the Parent and its Subsidiaries (or on their behalf). The Parent and its Subsidiaries are, to the Parent's best knowledge, adequately insured for their benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or material premium increase has been received by the Parent or any of its Subsidiaries with respect to any of such insurance policies. The Parent and its Subsidiaries are in substantial compliance with all conditions contained in such insurance policies.

     SECTION 9.21 Securities Laws. Neither the Parent nor any Affiliate of the Parent, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Loans or any other Liabilities for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the issuance or sale of the Loans or any other Liabilities to registration under the Securities Act of 1933, as amended.

     SECTION 9.22 Governmental Authorizations. The Parent and each of its Subsidiaries has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by them (including ownership and leasing the real and personal property owned and leased by them), except where failure to obtain such licenses, franchises, permits and other governmental authorizations could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.23 Representations in Other Agreements True and Correct. Each of the representations and warranties contained in each Related Document (each as originally executed notwithstanding any amendment, modification or termination thereof except to the extent consented to by the Required Lenders) are true and correct, except to the extent any of such representations and warranties relate to a specific date, in which case, such representations and warranties are true and correct as of such specific date.

     SECTION 9.24 Business Locations; Trade Names. Schedule 9.24 lists the principal place of business of each of the Parent and its Subsidiaries together with each corporate, fictitious or trade name under or by which the Parent or any of its Subsidiaries conducts or has conducted its business.

     SECTION 9.25 Solvency. The Parent and each of its Subsidiaries is, and after consummation of the transactions contemplated by this Agreement and after giving effect to all Indebtedness incurred and Liens created by the Parent and its Subsidiaries in connection herewith and therewith will be, Solvent.

     SECTION 9.26  Title IV Compliance.

     With respect to each Educational Institution which is subject to Title IV:

          (a) Each Educational Institution is (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational

     Institution was, and in the ordinary course of review by the DOE, will be) an "eligible proprietary institution of higher education," as defined in 34 C.F.R. Section 600.5.

          (b) Each Educational Institution has (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will be) received an eligibility notification, as that term is defined in 34 C.F.R. Section 600.21.

          (c) The Parent has not changed, nor does the Parent anticipate any change, in any of the information required by 34 C.F.R. Section 600.30 to be reported by each Educational Institution to the Secretary, except as provided in Schedule 9.26(c).

          (d) Each Educational Institution has (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will be) met the standards for participation in Title IV Programs as set forth in 34 C.F.R., Party 668, Subpart B, and has a current program participation agreement with the Secretary.

          (e) Each Educational Institution has at all times during which it has been owned by the Parent or a Subsidiary of the Parent, and to the Parent's best knowledge or any such Subsidiary's best knowledge at all times prior thereto, acted with the competency and integrity necessary to qualify as a fiduciary in the administration of Title IV Programs, as provided by 34 C.F.R. Section 668.82.

          (f) To the best of the Parent's and each of its Subsidiaries' knowledge, and except as disclosed on Schedule 9.26(f), the Parent's and each such Subsidiary's operations with respect to each Educational Institution have, in all material respects, been conducted in all material respects in accordance with the Policy Guidelines and all relevant standards imposed by Accrediting Bodies, agencies administering state or federal government student aid programs in which any such Subsidiary participates, and all other applicable laws and regulations. The Parent and each of its Subsidiaries have submitted all reports, audits and other information, whether periodic in nature or pursuant to specific requests, for each Educational Institution

     ("Compliance Reports") to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which any Subsidiary or its students receive funding, and (iii) all articulation agreements, if any, with degree-granting colleges and universities in effect as of the date of this Agreement. To the best of the Parent's and each such Subsidiary's knowledge after due inquiry, all such forms and records with respect to each Educational Institution have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulations, and are true and correct in all material respects. To the best knowledge of the Parent and each Subsidiary of the Parent, all financial aid grants and loans, disbursements and record keeping relating thereto have been completed in substantial compliance with all federal and state requirements, and there are no material deficiencies in respect thereto. To the best of the Parent's and each of its Subsidiaries' knowledge and except as previously disclosed in prior audits by DOE, no student at any Educational Institution has been funded prior to the date for which such student was eligible for funding, and such student's records conform in all material respects in form and substance to all relevant regulatory requirements.

          (g) Schedule 9.26(g) sets forth the cohort default rate for each Educational Institution, as calculated and published by the DOE, for each Educational Institution for the federal fiscal year ended December 31, 1996. Except as set forth in the appeals described on Schedule 9.26(f), to the best of the Parent's and each of its Subsidiaries' knowledge, such schedule is materially accurate in all respects. To the best of the Parent's and each of its Subsidiaries' knowledge, they have received no notice as to the calculation or publication of the cohort default rates for either Educational Institution for the federal fiscal year ended December 31, 1997.

     As used in this Section, all terms, unless otherwise defined herein, shall have the meanings as set forth in the citations referred to above or as otherwise defined in 34 C.F.R., Part 600 or Part 668, as the context requires.

     Section 9.27 No Burdensome Restrictions. Neither the Parent nor any of its Subsidiaries is a party to or bound by any agreement, or subject to any restriction in its charter, by-laws or any other organizational document, or any federal, state or local law, rule or regulation, which could reasonably be expected to have a Material Adverse Effect.

     Section 9.28 Copyrights, Patents, Trademarks and Licenses, etc. The Parent and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, to Parent's best knowledge without conflict with or violation of the rights of any other Person. To the best knowledge of the Parent and its Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any of its Subsidiaries infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 9.28, no Litigation regarding any of the foregoing is pending or to the Parent's and its Subsidiaries' best knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Parent or such Subsidiary, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     SECTION 9.29 Title to Assets; Leases. The Parent or its Subsidiaries, as the case may be, has good, sufficient and legal title to, or leasehold interest in, all the property and assets reflected as owned in the financial statements provided under Section 9.6, except such property and assets as have been disposed of in the ordinary course of business since the relevant dates thereof. The Parent or its Subsidiaries, as the case may be, enjoys peaceful and undisturbed possession of all material property subject to leases and all such leases are valid and in full force and effect. All leases in effect on the Restatement Effective Date are set forth in Schedule 9.29.

     SECTION 9.30 Labor Disputes. There are no strikes or other labor disputes or grievances pending or, to the best knowledge of the Parent, threatened against the Parent or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     SECTION 9.31 Year 2000. The Parent and its Subsidiaries have reviewed the areas within their business and operations which could reasonably be expected to adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Parent and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999) and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Parent believes that the "Year 2000 Problem" will not have a Material Adverse Effect on the Parent. From time to time, at the request of the Administrative Agent, the Parent and its Subsidiaries shall provide to the Administrative Agent such updated information or documentation as is requested regarding the status of their efforts to address the "Year 2000 Problem."


                       SECTION 10.  AFFIRMATIVE COVENANTS

     The Parent and each Co-Borrower agrees that, on and after the Restatement Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, the Parent will:

     SECTION 10.1 Reports, Certificates and Other Information. Unless otherwise provided herein, furnish or cause to be furnished to the Administrative Agent, the Foreign Currency Agent and each Lender:

          10.1.1 Audit Report. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Parent: (a) copies of the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year and the related statements of earnings, stockholders' equity and cash flow of the Parent and its Subsidiaries for such Fiscal Year, in each case setting forth the figures for the previous year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, certified, without Qualification by Arthur Anderson, L.L.P. (or such other independent certified public accountants of recognized standing reasonably acceptable to the Required Lenders); (b) a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 12, and to the effect that, in making the examination necessary for the signing of the annual audit report of the Parent and its Subsidiaries by such accountants, they have not become aware of any non-compliance by the Parent or any of its Subsidiaries, or any Default or Event of Default, under this Agreement or the Related Documents; and (c) a letter addressed to the Parent from such accountants stating that such accountants have been informed that a primary intent of the Parent was for the professional services such accountants provided to the Parent and its Subsidiaries in preparing the financial statements and the certificate referred to above to benefit or influence the Administrative Agent and the Lenders, and identifying the Administrative Agent and the Lenders as parties that the Parent has indicated intend to rely on such professional services provided to the Borrower and its Subsidiaries by such accountants;

          10.1.2 Quarterly Reports. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter of the Parent, copies of the unaudited consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited statements of earnings, stockholders' equity and cash flow for such Fiscal Quarter and the portion of the Fiscal Year through such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of the Parent as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries (subject to normal year-end audit adjustments and absence of footnotes);

          10.1.3  [Intentionally Omitted]

          10.1.4 Compliance Certificate. Contemporaneously with the furnishing of a copy of each set of the statements and reports provided for in Sections 10.1.1 and 10.1.2, a duly completed certificate, substantially in the form of Exhibit I (the "Compliance Certificate"), signed by the chief financial officer of the Parent, containing, among other things, (a) a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Section 12, (b) setting forth the most recent cohort default rate for each Educational Institution, as calculated and published by the DOE, (c) setting forth the Leverage Ratio, (d) such other financial ratios required by the DOE including without limitation revenue breakdowns, acid test

     (annually only), profitability 85/15, primary reserve, equity and net income ratios with respect to each Educational Institution, and (e) to the effect that as of such date no Default or Event of Default has occurred and is continuing;

          10.1.5 Auditors' Materials. Promptly upon receipt thereof, copies of all detailed financial and management reports regarding the Parent or any of its Subsidiaries submitted to the Parent or any such Subsidiary by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of the Parent or any of its Subsidiaries;

          10.1.6 Business Plan. As soon as available, but in any event: (a) within 30 days after the beginning of each Fiscal Year of the Parent, a copy of the plan and forecast (including a projected closing consolidated and consolidating balance sheet, income statement and funds flow statements) of the Parent and its Subsidiaries for such Fiscal Year; and
     (b) within 30 days after the end of the second Fiscal Quarter of the Parent in each Fiscal Year, an update of each plan and forecast delivered with respect to the Fiscal Year in which such Fiscal Quarter occurs, reflecting changes in such plan resulting from actual and then anticipated results and forecasts;

          10.1.7 Reports to SEC and to Stockholders. Promptly upon the filing or making thereof, copies of each filing and report made by the Parent or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Parent or to stockholders generally;

          10.1.8 Notice of Default, Litigation and License Matters. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Parent with respect thereto: (a) the occurrence of a Default or Event of Default, (b) the institution of any Material Litigation or the occurrence of any Material Litigation Development, (c) the commencement of any dispute which could reasonably be expected to lead to the material modification, transfer, revocation, suspension or termination of any Related Document,
     (d) any Material Adverse Change, or (e) the termination or suspension of an Educational Institution's participation in Title IV Program, as set forth in 34 C.F.R. Section 668.26;

          10.1.9 Insurance Reports. (a) within ninety (90) days after the end of each Fiscal Year of the Parent, a certificate signed by a Responsible Officer that summarizes any changes in the insurance policies described in
     Schedule 9.20 (such certificate to be in form and substance satisfactory to the Administrative Agent), (b) written notification thirty (30) days prior to any cancellation or material change of any such insurance by the Parent or any of its Subsidiaries and within five (5) days after receipt of any notice (whether formal or informal) of cancellation or change by any of its insurers;

          10.1.10 ERISA Liability. Promptly upon learning of the occurrence of the following, written notice thereof describing the same and the steps being taken by the Parent with respect thereto: (a) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien on the assets of the Parent or any of its Subsidiaries under section 302(f)(1) or accumulated funding deficiency under section 302 of ERISA, (b) the institution of any steps by any member of the Controlled Group to withdraw from, or the institution of any steps by the Parent to terminate, any Pension Plan, (c) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Parent or any of its Subsidiaries furnish a bond or other security to the Pension Benefit Guaranty Corporation or such Pension Plan, or (d) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Parent or any of its Subsidiaries of any liability, fine, Tax or penalty or any increase in the vested or contingent liability of the Parent or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit if such penalty or increased liability would exceed $250,000;

          10.1.11 Pension Plan Withdrawals. With respect to each Pension Plan which is a "multi-employer plan," as defined in section 4001 of ERISA as to which any member of the Controlled Group may incur any liability, (a) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that the Parent shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by the Controlled Group in the event that all members of the Controlled Group were to completely withdraw from such plan, and (b) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (i) the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all multi-employer plans as to which any member of the Controlled Group has an obligation to contribute, and (ii) the aggregate amount of the outstanding withdrawal liability (without unaccrued interest) incurred by the Controlled Group to multi-employer plans exceeds $250,000;

          10.1.12 Other Information Concerning the Parent and its Subsidiaries. Promptly upon learning thereof, written notice of (a) the occurrence with respect to the Parent or any Subsidiary of the Parent of any of the events the occurrence of which in relation to the Parent would constitute an Event of Default under Sections 14.1.3 or 14.1.4; (b) the execution of any agreement by the Parent or any of its Subsidiaries to merge with or consolidate into or with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or for the sale, transfer, lease or conveyance by the Parent or any of its Subsidiaries of all or any substantial part of its assets or sale or assignment without recourse of any of its receivables; and (c) any action which could reasonably be expected to result in a Change in Control provided that nothing contained herein shall be deemed to permit any breach or violation of any other provision of this Agreement or any Related Document;

          10.1.13 Environmental Liabilities. Promptly upon learning thereof, written notice (together with copies, if available) of all written claims, complaints, notices or inquiries relating to the Parent's or any of its Subsidiaries' (a) properties or facilities, or (b) alleged non-compliance with Environmental Laws, together with a description of the steps being taken by the Parent or such Subsidiary with respect thereto in each case, which individually or in the aggregate could reasonably be expected to cause liability to the Parent or any of its Subsidiaries in excess of $1,000,000;

          10.1.14 List of Officers and Directors. As soon as available, but in any event (a) within 10 Business Days after each anniversary date of the initial Loan, a complete list of the officers and directors of the Parent and each of its Subsidiaries to the extent changed from the prior Fiscal Year, and (b) within 15 Business Days of any change in such list, written notice of such change; and

          10.1.15  [Intentionally Omitted]

          10.1.16 Other Information. From time to time such other information and certifications concerning the Parent and any Subsidiary of the Parent as the Administrative Agent or the Lender may reasonably request.

     SECTION 10.2 Corporate Existence; Foreign Qualification. Except as permitted by Section 11.3, do, and cause to be done at all times, all things necessary to (a) maintain and preserve the corporate existence of the Parent and each Subsidiary of the Parent, (b) be, and ensure that the Parent and each Subsidiary of the Parent is, duly qualified to do business and in good standing as foreign corporations in each jurisdiction where the nature of their business makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, and (c) comply, and cause its Subsidiaries to comply, with all contractual obligations and requirements of law binding upon such entity, except to the extent that the failure to comply therewith could not individually or in the aggregate have a Material Adverse Effect.

     SECTION 10.3 Books, Records and Inspections. (a) Maintain, and cause each of its Subsidiaries to maintain, complete and accurate books and records; (b) permit, and cause each of its Subsidiaries to permit, access at reasonable times by the Administrative Agent to its books and records; (c) permit, and cause each of its Subsidiaries to permit, the Administrative Agent to inspect at reasonable times its properties and operations; and (d) permit, and cause each of its Subsidiaries to permit, the Administrative Agent to discuss its business, operations and financial condition with its officers and internal and external accountants; provided that, prior to a Default all such inspections shall be conducted by not more than four persons during normal business hours after delivery of prior written notice to Parent. All information obtained during such inspection shall be subject to the provisions of Section 16.3.

     SECTION 10.4 Insurance. Maintain, and cause each of its Subsidiaries to maintain, with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

     SECTION 10.5 Taxes and Liabilities. Pay, and cause each of its Subsidiaries to pay, when due all Taxes and other material liabilities, except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP if, and so long as, forfeiture of any part of the Collateral will not result from the failure to pay any such Taxes or other material liabilities during the period of any such contest.

     SECTION 10.6 Pension Plans and Welfare Plans. Maintain, and cause each of its Subsidiaries to maintain, each Pension Plan and Welfare Plan as to which it may have any liability, in compliance in all material respects with all applicable requirements of law (including any rules and regulations promulgated thereunder).

     SECTION 10.7 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all federal, state and local laws, rules and regulations related to its businesses (including, without limitation, all such laws, rules and regulations relating to Hazardous Materials or the disposal thereof) if the failure so to comply could reasonably be expected to have a Material Adverse Effect.

     SECTION 10.8 Title IV Compliance. The Parent and each of its Subsidiaries will:

          (a) other than actions for continued DOE and Accrediting Body approvals obtained in connection with an Acquisition, take no action which would cause any Educational Institution to fail to qualify as an "eligible institution," as defined in 34 C.F.R. Section 600.2, including, without limitation, under 34 C.F.R. Section 600.40;

          (b) take no action which would cause any Educational Institution to fail to qualify as a Proprietary Institution of Higher Education in accordance with 34 C.F.R. Section 600.5;

          (c) not permit more than eighty five percent (85%) of each Educational Institution's revenues during the most recent twelve-month period to be derived from Title IV Program funds based on the formula set forth in 34 C.F.R. Section 600.5(d) and with respect to any Educational Institution acquired after the Closing Date, the Parent shall have a period of 12 months to bring such Educational Institution in compliance with the first clause of this Section 10.8(c);

          (d) submit to the Administrative Agent, for each Educational Institution, within one hundred twenty (120) days following the end of each Fiscal Year of such Educational Institution, the certified public accountant's report required by 34 C.F.R. Section 600.5(e), except that the report shall certify that the percentage of revenue derived from Title IV Program funds is not more than the amount of its revenue allowable under
     Section 10.8(c);

          (e) other than actions for continued DOE and Accrediting Body approvals obtained in connection with an acquisition, maintain each Educational Institution as an accredited institution, as defined in 34 C.F.R. Section 600.2;

          (f) except as provided in 34 C.F.R. Section 600.7(b)(3), take no action which would cause or permit, for the latest complete award year (i) more than forty percent (40%) of each Educational Institution's courses to be "correspondence courses" as calculated based on 34 C.F.R. Section 600.7(b) and defined in 34 C.F.R. Section 600.2; (ii) forty percent (40%) or more of each Educational Institution's regular enrolled students to be enrolled in correspondence courses; (iii) twenty percent (20%) or more of each Educational Institution's regular enrolled students to be incarcerated; (iv) forty percent (40%) or more of each Educational Institution's regular enrolled students to have neither a high school diploma nor the recognized equivalent of a high school diploma in cases where the Educational Institution provides a four-year or two-year educational program for which it awards a bachelor's degree or associate's degree, respectively;

          (g) take no action to commence, consent to, or acquiescence in any case, proceeding, or other action relating to bankruptcy, insolvency, reorganization or similar relief of any Subsidiary;

          (h) notify the Secretary and the Administrative Agent within ninety
     (90) days prior to the expiration of any Educational Institution's program participation agreement and submit a materially completed application for a renewal of certification to the Secretary at least ninety (90) days prior to the expiration of such Educational Institution's current period of participation or, in the event of the Secretary's selection of an Educational Institution for recertification, submit a materially completed application for renewal to the Secretary on or before the date specified in the notice of selection for recertification;

          (i) comply with the application procedures set forth in 34 C.F.R.
     Section 600.20 and Section 668.12;

          (j) notify the Secretary and the Administrative Agent in writing no later than seven (7) days after a change occurs in any of the information provided in any Educational Institution's eligibility application, as set forth in 34 C.F.R. Section 600.30;

          (k) unless such action is contingent upon approval of or a ruling from the Secretary under 34 C.F.R. Section 600.31, take no action that would cause any Educational Institution to undergo a change of ownership that would result in a change of control, as set forth in 34 C.F.R. Section 600.31;

          (l) cause each Educational Institution to meet the standards for participation in Title IV Programs in 34 C.F.R., Part 668, Subpart B, and to have a current program participation agreement with the Secretary or in the case of an Acquired Person, immediately following its approval by the DOE, take such action as is necessary to comply with the foregoing;

          (m) cause not less than eighty percent (80%) of the tuition revenue derived from the programs provided at each Educational Institution to be derived from programs which qualify as eligible programs pursuant to 34 C.F.R. Section 668.8;

          (n) cause each Educational Institution to comply with all of the factors of financial responsibility set forth in 34 C.F.R. Section 668.15, except that (i) all payments of existing debt obligations shall be made within ninety (90) days; and (ii) no Educational Institution shall have operating losses for the two (2) latest fiscal years that result in a decrease in such Educational Institution's Tangible Net Worth in excess of eight percent (8%) of such Educational Institution's Tangible Net Worth at the beginning of the first year of the two-year period (operating losses and tangible net worth being defined as set forth in 34 C.F.R. Section 668.15(B)(7);

          (o) monitor and prevent the Federal Stafford loan and Federal SLS published cohort default rate for each Educational Institution from exceeding twenty-five percent (25%) for any two consecutive 12-month periods or thirty percent (30%) for any twelve month period; and

          (p) cause each Educational Institution to comply with the standard of conduct required by each fiduciary in the administration of Title IV Programs, as set forth in 34 C.F.R. Section 668.82.

     As used in this Section, all terms shall have the meanings as set forth in the citations referred to above or as otherwise defined in 34 C.F.R., Part 600 or Part 668, as the context requires.

     SECTION 10.9  Maintenance of Permits.  Except as permitted pursuant to
Section 11.3, maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality (including, without limitation, any such license, consent or permit relating to Hazardous Materials or the disposal thereof) if the failure to maintain such licenses, permits and consents could reasonably be expected to have a Material Adverse Effect.

     SECTION 10.10 Environmental Compliance. Maintain, and cause each of its Subsidiaries to maintain, (a) all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and use and operate all of its facilities and properties in material compliance with all Environmental Laws, and (b) appropriate procedures for the handling of all Hazardous Materials in material compliance with all applicable Environmental Laws, and comply in all material respects with such procedures at all times.

                        SECTION 11.  NEGATIVE COVENANTS

     The Parent and each Co-Borrower agrees that, on and after the Restatement Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remains unpaid or outstanding, the Parent will:

     SECTION 11.1 Limitation on Indebtedness. Not, and not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Indebtedness except:

          (a) Indebtedness outstanding under this Agreement in respect of the Loans and other Liabilities;

          (b) Subordinated Debt in an aggregate principal amount at any time outstanding not to exceed $5,000,000 without duplication of Indebtedness permitted by Section 11.1(c); provided that such Subordinated Debt (i) is unsecured, (ii) principal payments thereon are not paid or scheduled for payment prior to six months after the Revolving Loan Termination Date, and
     (iii) does not contain any event of default, affirmative, negative or financial covenant that is more onerous than those provided in this Agreement;

          (c)  Indebtedness outstanding on the Effective Date described on
     Schedule 11.1; provided that Indebtedness permitted by this clause (c) does not include any extension, renewal or refunding of any such outstanding Indebtedness;

          (d) Indebtedness of Subsidiaries of the Parent owing to the Parent and unsecured Indebtedness of the Parent owing to its Subsidiaries;

          (e)  Indebtedness secured by a Permitted Lien;

          (f) Indebtedness with respect to Contingent Obligations outstanding on the Effective Date and described on Schedule 11.1 and other Contingent Obligations in an aggregate principal amount not exceeding $1,000,000 per year (excluding any Contingent Obligation with respect to Indebtedness permitted by Section 11.7 and not set forth on Schedule 11.1);

          (g)  Indebtedness in respect of deferred Taxes;

          (h) unsecured Indebtedness in respect of current accounts payable arising in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Obligations), except, without duplication, to the extent permitted by clause (f) above;

          (i) Indebtedness in respect of non-current accounts payable which the Parent is contesting in good faith and by appropriate proceedings, and with respect to which reserves have been established, and are being maintained, in accordance with GAAP;

          (j) Indebtedness in the nature of seller holdbacks issued by the Parent with respect to any Educational Institution acquired after the Closing Date for the period from such Acquisition until receipt of DOE approval of such Acquisition;

          (k) Indebtedness in respect of capital leases entered into by the Parent or any Subsidiary to finance the acquisition of equipment; provided that the aggregate amount of all such leases incurred pursuant to this clause (k) do not exceed $5,000,000; and

          (l) Indebtedness (in addition to Indebtedness set forth in clauses
     (a)-(k) above) in an amount not to exceed $1,000,000.

     SECTION 11.2 Liens. Not, and not permit any Subsidiary of the Parent to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for the following (collectively called "Permitted Liens"):

          (a) Liens in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to this Agreement and the Related Documents, until released in accordance herewith;

          (b) Liens for current Taxes not delinquent or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (c) Liens in connection with the acquisition of fixed or capital assets after the date hereof to the extent permitted under Section 12.4 and attaching only to the property being acquired, provided the Indebtedness secured thereby does not exceed one hundred percent (100%) of the fair market value of such property at the time of acquisition thereof nor $500,000 in the aggregate at any one time outstanding;

          (d)  Liens shown on Schedule 11.2;

          (e) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to some obligations on surety or appeal bonds; and

          (f) Liens of mechanics, carriers, materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP.

     SECTION 11.3 Consolidation, Merger, etc. Not, and not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

          (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Parent or any other Subsidiary of the Parent; and

          (b) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, any Permitted Acquisition, if permitted by Section 12.4 if made as a Consolidated Capital Expenditure.

     SECTION 11.4 Asset Disposition, etc. Not, and not permit any of its Subsidiaries to, sell, assign, lease, transfer, contribute, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, unless:

          (a) such sale, assignment, transfer, lease, contribution, conveyance or other disposition constitutes bona fide sales of inventory in the ordinary course of its business or obsolete equipment or other property no longer used or useful in the business; or

          (b) such sale, assignment, transfer, lease, contribution, conveyance or other disposition constitutes a Permitted Asset Sale; provided that all such Permitted Asset Sales for such fiscal year shall not exceed $2,500,000; or

          (c) such sale, assignment, transfer, lease, contribution, conveyance or other disposition constitutes a Sale Leaseback Transaction; provided that all such Sale Leaseback Transactions for such fiscal year shall not exceed $10,000,000;

; provided that (i) the consideration received is at least equal to the fair market value of such assets, and (ii) no Default exists prior to or results from the consummation of such sale of assets.

     SECTION 11.5 Dividends, etc. Except with respect to (a) dividends paid to the Parent to pay the Liabilities and (b) dividends paid while no Default or Event of Default exists and, after giving effect to such dividend the Leverage Ratio does not exceed 1.00:1.00 (i) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Parent or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Parent (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Parent or any option, warrant or other right to acquire shares of the Parent's capital stock (other than any such payment pursuant to stock appreciation rights granted and exercised in accordance with applicable rules and regulations of the Securities and Exchange Commission); and
(ii) make any deposit for any of the foregoing purposes.

     SECTION 11.6 Investments. Not, and not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Restatement Effective Date and identified in Schedule 11.6;

          (b)  Cash Equivalent Investments;

          (c) without duplication, Investments permitted as Indebtedness pursuant to Section 11.1;

          (d) in the ordinary course of business, Investments by the Parent in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances;

          (e) other Investments in an aggregate amount at any one time not to exceed $1,000,000; and

          (f)  Investments in connection with any Permitted Acquisition;

provided, however, that no Investment otherwise permitted by clause (d), (e) and
(f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default shall exist.

     SECTION 11.7 Rental Obligations. Not, and not permit any of its Subsidiaries to, enter into at any time any arrangement which involves the leasing by the Parent or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein) including, without limitation, operating leases, except arrangements which, together with all other such arrangements then in effect, will not require the payment of an aggregate amount of rentals by the Parent and its Subsidiaries in excess of fifteen percent (15%) of consolidated revenues of the Parent and its Subsidiaries in any Fiscal Year.

     SECTION 11.8 Subordinated Debt. Not, and not permit any of its Subsidiaries to:

          (a) make any payment (whether of principal, interest or otherwise) on any Subordinated Debt prior to the Revolving Loan Termination Date, other than regularly scheduled payments of interest thereon so long as no Default or Event of Default exists; or

          (b) make any payment on any Subordinated Debt in contravention or violation of the subordination provisions thereof; or

          (c) prepay, redeem, purchase or defease any Subordinated Debt, or make any deposit for any of the foregoing purposes; or

          (d) enter into any amendment, supplement or modification of any Subordinated Debt, which results in a violation of the foregoing provisions of this Section or which adversely affects the interests or rights of any of the Parent, any of its Subsidiaries, the Administrative Agent or the Lenders.

     SECTION 11.9 Take or Pay Contracts. Not, and not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Parent or any Subsidiary of the Parent regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 11.10 Regulation U. Not, and not permit any of its Subsidiaries to, use or permit any proceeds of the Loans or LC Obligations to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     SECTION 11.11 Subsidiaries. Notwithstanding any provision of this Agreement to the contrary, not, and not permit any of its Subsidiaries to, create or permit to exist any Subsidiary other than the Subsidiaries of the Parent listed on Schedule 9.10 unless (a) such new Subsidiary, if domestic, shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a supplement to the Subsidiary Guaranty, whereby such new Subsidiary agrees to be bound under each such agreement as a "Guarantor" and a "Subsidiary Grantor", respectively, and (b) (i) if any stock of such new Subsidiary is owned by another Subsidiary of the Parent, such other Subsidiary shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a pledge agreement, in the form of the Borrower Pledge Agreement, whereby such other Subsidiary pledges, to secure payment of the Liabilities and its obligations under the Subsidiary Guaranty, a first priority security interest (subject only to

Permitted Liens) in all, or if such Subsidiary is organized outside of the United States, 66-2/3% of the outstanding capital stock of such new Subsidiary owned by such other Subsidiary, and (ii) if any stock of such new Subsidiary is owned by the Parent, Gibbs, IAMD, Limited or IAMD (Canada), the Parent, Gibbs, IAMD, Limited, or IAMD (Canada), as the case may be, shall promptly pledge such stock under the Borrower Pledge Agreement, the Gibbs Pledge Agreement, the IAMD, Limited Pledge Agreement, or the IAMD (Canada) Pledge Agreement, as the case may be; the documents contemplated by each of the foregoing clauses (a) and (b) shall be in form and substance satisfactory to the Administrative Agent and shall be accompanied by such other documents, agreements, filings, opinions or certificates reasonably requested by the Administrative Agent, including, without limitation, such other deliveries requested by the Administrative Agent pursuant to Section 8.3.

     SECTION 11.12 Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which (a) would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith, (b) prohibits or restricts the creation or assumption of any Lien upon its properties, revenues or assets (whether now owned or hereafter acquired) as security for the Liabilities hereunder, (c) prohibits or restricts the ability of any Subsidiary of the Parent to make dividends or advances or payments to the Parent, or (d) prohibits or restricts the ability of the Parent or any of its Subsidiaries to amend or otherwise modify this Agreement or any other document executed in connection herewith, except in each case, to the extent required to comply in Title IV or other applicable laws, regulations, rules and guidelines of governmental authorities and Accrediting Bodies.

     SECTION 11.13 Business Activities. Not, and not permit any of its Subsidiaries to, (a) engage in any type of business except the businesses which the Parent and its Subsidiaries are presently engaged in or businesses reasonably related thereto, or (b) substantially alter the methods by which the Parent or its Subsidiaries conduct such business.

     SECTION 11.14 Change of Location or Name. Not, and not permit any of its Subsidiaries to, change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving the Administrative Agent at least thirty (30) days' advance written notice thereof and having taken any and all action reasonably required or desirable to maintain and preserve the first perfected Lien on Collateral in favor of the Administrative Agent free and clear of any other Lien whatsoever (except for Permitted Liens); provided, however, that notwithstanding the foregoing, neither the Parent nor any of its Subsidiaries shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the contiguous continental United States of America or, with respect to the Co-Borrowers, Canada.

     SECTION 11.15 Transactions with Affiliates. Except for loans made by the Parent to officers of the Parent in an aggregate principal amount not to exceed $150,000, not, and not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement (a) is fair and equitable to the Parent or such Subsidiary, (b) is of a sort which would be entered into by a prudent Person in the position of the Parent or such Subsidiary with a Person which is not one of its Affiliates, and (c) is on terms which are not less favorable to the Parent or such Subsidiary than are obtainable from a Person which is not one of its Affiliates.

     SECTION 11.16 Limitation on Sales and Leasebacks. Not, and not permit its Subsidiaries to, at any time, directly or indirectly, sell and thereafter lease back any of their respective assets or properties other than as permitted in connection with the incurrence of Indebtedness pursuant to Section 11.4(c).

     SECTION 11.17 Modification of Certain Documents. The Parent will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, its charter, by-laws or other organizational documents, or any other acquisition documents relating to any Acquired Person after the consummation of such Permitted Acquisition without the prior written consent of the Required Lenders if such amendment, supplement or other modification could reasonably be expected to have an adverse effect on the Parent, or any of its Subsidiaries, the Administrative Agent or the Lenders or any rights of the Administrative Agent or Lenders under this Agreement or any of the Related Documents.

                        SECTION 12.  FINANCIAL COVENANTS

     The Parent agrees that, on and after the Effective Date and for so long thereafter as any Lender has any Commitment hereunder or any of the Liabilities remain unpaid or outstanding, it will:

     SECTION 12.1 Minimum Interest Coverage Ratio. Not permit the Interest Coverage Ratio, at the end of any Fiscal Quarter set forth below (for the four Fiscal Quarters then ended) to be less than the applicable ratio set forth opposite such Fiscal Quarter.

     Fiscal Quarter                   Minimum Interest
     End Date                         Coverage Ratio
     --------------                   ----------------

     12/31/98                          1.75:1.00
     6/30/99                           2.00:1.00
     12/31/99 and thereafter           2.50:1.00

     SECTION 12.2 Maximum Leverage Ratio. Not permit the Leverage Ratio to exceed, at the end of any Fiscal Quarter (for the four Fiscal Quarters then ended) during any period, 3.50:1.00.

     SECTION 12.3 Minimum Net Worth. Not permit Consolidated Net Worth, at the end of any Fiscal Quarter during any Fiscal Year of the Parent, to be less than [$78,000,000] plus (a) 50% of Consolidated Net Income, if positive, plus (b) 50% of the Net Proceeds received by the Parent or its Subsidiaries in connection with the private or public sale of equity securities after the Restatement Effective Date.


                            SECTION 13.  CONDITIONS

     The obligation of each of the Lenders to make its Loans and of the Administrative Agent to issue Letters of Credit is subject to the performance by the Parent of all of its obligations under this Agreement and to the satisfaction of the following conditions precedent or concurrent:

     SECTION 13.1 Initial Borrowing. In the case of the initial Borrowing, the Administrative Agent shall have received all of the following, each, except to the extent otherwise specified below, duly executed by a Responsible Officer of the applicable party, dated the date of such Loan or Letter of Credit (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent, and each in sufficient number of signed counterparts to provide one for each
Lender:

          13.1.1 For each Lender, an appropriately completed Revolving Note, payable to the order of such Lender in the principal amount of such Lender's Revolving Loan Commitment;

          13.1.2  An appropriately completed Borrowing Request;

          13.1.3 Affirmations satisfactory to the Administrative Agent with respect to the Borrower Pledge Agreement, the Gibbs Pledge Agreement, the IAMD, Limited Pledge Agreement, the IAMD (Canada) Pledge Agreement and the Subsidiary Guaranty from each of the parties thereto;

          13.1.4 A favorable opinion of Messrs. Katten, Muchin & Zavis, counsel to the Parent and its Subsidiaries, substantially in the form of Exhibit J-1 hereto, and a favorable opinion of Messrs. Fraser & Beatty and McMaster Gervais, counsel to the Co-Borrowers, substantially in the form of Exhibits J-2 and J-3, respectively, and, in each case, addressing such other legal matters as the Administrative Agent or its counsel reasonably may require;

          13.1.5 An officer's certificate of the Parent and its Subsidiaries, substantially in the form of Exhibit H hereto and dated as of the date hereof, signed by the president or a vice-president of the Parent and each such Subsidiary, as the case may be, and attested to by its secretary, together with certified copies of the Parent's, and each such Subsidiary's certificate or articles of incorporation, by-laws, resolutions, incumbency, solvency and any other documents pursuant to the terms thereof;

          13.1.6 Evidence of the good standing of the Parent and each Subsidiary of the Parent in the jurisdiction in which such Person is incorporated and any jurisdiction in which Collateral is located;

          13.1.7 Evidence that the Parent and the Subsidiaries of the Parent have obtained the insurance policies required by this Agreement and the Related

     Documents, or such policies have been obtained on the Parent's or such Subsidiary's behalf;

          13.1.8 Evidence that the Parent shall have paid to the Administrative Agent the fees and expenses provided for herein and in the LaSalle Fee Letter;

          13.1.9 A letter from the Process Agent agreeing to receive service of process on behalf of the Parent and each of its Subsidiaries pursuant to
     Section 17.11 hereof, unless a registered agent exists in the State of Illinois for such party;

          13.1.10 Evidence of each filing, registration or recordation (and payment of any necessary fee, Tax or expense relating thereto) with respect to each document (including, without limitation, any UCC financing statement) required by the Related Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create, in favor of the Administrative Agent, for the benefit of the Lenders, a perfected first Lien on the Collateral (subject to Permitted Liens);

          13.1.11 A calculation of the Leverage Ratio as of the Restatement Effective Date certified by the chief financial officer of the Parent; and

          13.1.12 Such other information and documents as may reasonably be required by the Administrative Agent and the Administrative Agent's counsel.

     SECTION 13.2 Conditions of each Letter of Credit. The obligation of the Administrative Agent to issue each Letter of Credit is subject to the conditions precedent that (a) the Administrative Agent shall have received the related LC Application and, (b) the conditions set forth in Sections 13.1 and 13.3 have been satisfied.

     SECTION 13.3 All Loans and Letters of Credit. The obligation of each Lender to make each Loan and of the Administrative Agent to issue each Letter of Credit is subject to the following further conditions precedent that:

          13.3.1 The Administrative Agent and each Lender shall have received a Borrowing Request or an LC Application;

          13.3.2 No Default or Event of Default exists or will result from the making of such Loan or issuance of such Letter of Credit;

          13.3.3  The representations and warranties of the Parent contained in
     Section 9 (except, with respect to Loans made or Letters of Credit issued after the Effective Date, Sections 9.7 and 9.8) are true and correct with the same effect as though made on the date of the making of such Loan or issuance of such Letter of Credit (except to the extent they expressly relate solely to an earlier date, in which case, as of such date);

          13.3.4 No Material Litigation exists except as disclosed on Schedule 9.8, and since the Effective Date of this Agreement no Material Litigation Development has occurred with respect to any Litigation so disclosed on
     Schedule 9.8; and

          13.3.5 No Material Adverse Change has occurred since the date of the most recent financial statements delivered or required to be delivered pursuant to Section 9.6.

     SECTION 13.4 Loans for Permitted Acquisitions. In addition to the satisfaction of the conditions precedent in Sections 13.1, 13.2, and 13.3 (as applicable), the obligation of the Lenders to make Loans to consummate any Permitted Acquisition is subject to the following further conditions precedent:

          13.4.1 The Parent shall have delivered to the Administrative Agent in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders,

               (a) at least thirty (30) days prior to any requested Borrowing, a duly executed preliminary financing request, substantially in the form of Exhibit L, outlining the aggregate principal amount of any requested Borrowing which the Parent will request to facilitate or consummate such Permitted Acquisition and containing pro forma financial projections of the Parent and its Subsidiaries for the three years immediately following such acquisition and after giving effect thereto; and

               (b) certified copies of any acquisition agreements, letters of intent, asset purchase agreements, stock purchase agreements or other related documentation or instruments proposed to be executed and delivered in connection therewith as the Administrative Agent shall reasonably request and all other documents required to be delivered pursuant to clause (i) of the definition of "Permitted Acquisition."

          13.4.2 The Parent shall have delivered to the Administrative Agent and the Lenders such other information and documents as may reasonably be required or requested by the Administrative Agent, the Required Lenders and the Administrative Agents's counsel.


                SECTION 14.  EVENTS OF DEFAULT AND THEIR EFFECT

     SECTION 14.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          14.1.1 Non-Payment of Loans, etc. (a) Default in the payment or prepayment when due of any principal on any Loan; or (b) default in the payment or prepayment when due of any reimbursement obligation with respect to any LC Obligation; or (c) default and continuance for three (3) days in the payment when due of any other amount owing by the Parent or any other Person pursuant to this Agreement.

          14.1.2 Non-Payment of Other Indebtedness. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Parent or any Subsidiary of the Parent (other than Indebtedness in respect of this Agreement) in an amount in excess of $1,000,000 in the aggregate, or default in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          14.1.3 Bankruptcy, Insolvency, etc. The Parent or any Subsidiary of the Parent becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Parent or any such Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Parent or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence; a trustee, receiver or other custodian is appointed for the Parent or any such Subsidiary or for a substantial part of the property of any thereof and is not discharged within forty five (45) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Parent or any such Subsidiary and if such case or proceeding is not commenced by the Parent or such Subsidiary, it is consented to or acquiesced in by the Parent or such Subsidiary or remains for forty five (45) days undismissed; or the Parent or any such Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

          14.1.4 Defaults Under this Agreement. Failure by the Parent or the Co-Borrowers to comply with or perform any of the covenants or agreements of the Parent or the Co-Borrowers set forth in Sections 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.8, 10.10, 11 and 12.

          14.1.5 Other Noncompliance with this Agreement. Failure by the Parent or any Subsidiary of the Parent to comply with or perform any other provision of this Agreement or the Related Documents applicable to it (other than those listed in Sections 14.1.4 or those constituting an Event of Default under any of the other provisions of this Section 14) and continuance of such failure for fifteen (15) days after notice thereof to the Parent from the Administrative Agent or any Lender.

          14.1.6 Representations and Warranties. Any representation or warranty made by the Parent, or any Subsidiary of the Parent herein or in any of the Related Documents is false or misleading in any material respect as of the date hereof or as of the date hereafter certified, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Parent, or any such Subsidiary to the Administrative Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          14.1.7 Pension Plans and Welfare Plans. With respect to any Pension Plan as to which the Parent or any Subsidiary of the Parent may have any liability, there shall exist a deficiency of more than $250,000 in the Pension Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to such Pension Plan, and steps are undertaken to terminate such plan or such Pension Plan is terminated or the Parent or such Subsidiary withdraws from or institutes steps to withdraw from such Pension Plan or any material Reportable Event with respect to such Pension Plan shall occur. With respect to any Welfare Plans as to which the Parent may have any liability, there shall occur any event which could result in the incurrence by the Parent of any increase in excess of $1,000,000 in the vested or contingent liability of the Parent or with respect to any post-retirement Welfare Plan benefit.

          14.1.8 Adverse Judgment. One or more final judgments or decrees shall be entered against the Parent or any of its Subsidiaries involving, in the aggregate, a liability (not covered by collectible insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

          14.1.9 Related Documents. Any of the Related Documents shall fail to remain in full force and effect or any action shall be taken by the Parent or any Subsidiary of the Parent to discontinue any of the Related Documents or to assert the invalidity of any thereof.

          14.1.10  Change in Control.  The occurrence of a Change in Control.

          14.1.11 Material Adverse Change. The occurrence of a Material Adverse Change.

     SECTION 14.2 Effect of Event of Default. If any Event of Default described in Section 14.1.3 shall occur and be continuing, the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without notice, demand, presentment or protest of any kind; and, in the case of any other Event of Default, the Administrative Agent may (or shall, upon the written request of the Required Lenders) declare the Commitments (if they have not theretofore terminated) to be terminated and all Liabilities to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Liabilities shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Parent and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing or any provision of Section 17.1, the declaration of an Event of Default of any event described in Section 14.1.3 may be waived only by the written concurrence of the Lenders holding 100% of the aggregate unpaid principal amount of the Loans and LC Obligations, and the declaration of an Event of Default of any other event described in this Section 14 may be waived as provided in Section 17.1.


        SECTION 15.  THE ADMINISTRATIVE AGENT AND FOREIGN CURRENCY AGENT

     SECTION 15.1 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent and the Foreign Currency Agent to take such action as agent on its behalf and to exercise such powers to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, together with such other action as may be reasonably incidental thereto. As to matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of this Agreement or any Related Document) neither the Administrative Agent nor the Foreign Currency Agent shall be required to exercise any discretion, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders and such instructions shall be binding upon all Lenders. Under no circumstances shall the Administrative Agent or the Foreign Currency Agent be required to take any action which exposes the Administrative Agent or the Foreign Currency Agent to personal liability or which is contrary to this Agreement or to the Related Documents or applicable law.

     SECTION 15.2 Liability of the Administrative Agent. Neither the Administrative Agent, the Foreign Currency Agent, nor any of their respective directors, officers, agents or employees shall be liable to any Lender or any of such Lender's Affiliates for any action taken or omitted to be taken by it or them under or in connection with this Agreement and the Related Documents, except for its or their own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, the Administrative Agent and the Foreign Currency Agent, as applicable, (a) may treat the payee of any Note as the holder thereof until the Administrative Agent or the Foreign Currency Agent, as applicable, receives an executed Assignment Agreement entered into between a Lender and an Eligible Assignee pursuant to Section 16.1; (b) may consult with legal counsel (including counsel for the Parent or any of its Subsidiaries), independent public accountants and other experts or consultants selected by it; (c) shall not be liable for any action taken or omitted to be taken in good faith by the Administrative Agent or the Foreign Currency Agent, as applicable, in accordance with the advice of counsel, accountants, consultants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations, whether written or oral, made in or in connection with this Agreement or the Related Documents; (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, obligations, covenants or conditions of this Agreement on the part of the Parent or any of its Subsidiaries or to inspect the property (including, without limitation, any books and records) of the Parent or any Subsidiary of the Parent; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Related Document, any Collateral or other support or security, or any other document furnished in connection with any of the foregoing; and (g) shall incur no liability under or in respect of this Agreement or any Related Document by action upon any written notice, statement, certificate, order, telephone message, facsimile or other document which the Administrative Agent or the Foreign Currency Agent, as applicable, believes in good faith to be genuine and correct and to have been signed, sent or made by the proper Person.

     SECTION 15.3 LaSalle and Affiliates. With respect to the Loans made by it and Letters of Credit issued by it, LaSalle shall have the same rights and powers under this Agreement and the other Related Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include LaSalle in its individual capacity. LaSalle and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Parent and any of its Subsidiaries and any Person who may do business with or own securities of the Parent or any such Subsidiary, all as if LaSalle were not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 15.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Foreign Currency Agent or any other Lender and based on the financial statements referred to in Section 9.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Foreign Currency Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 15.5 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Foreign Currency Agent (to the extent not reimbursed by the Parent), ratably according to their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or assessed against the Administrative Agent or the Foreign Currency Agent in any way relating to or arising out of this Agreement or the Related Documents, or any action taken or omitted by the Administrative Agent or the Foreign Currency Agent under this Agreement or the Related Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Foreign Currency Agent's gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. Without limiting any of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Percentage of any out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this

Agreement or the Related Documents to the extent that the Administrative Agent or the Foreign Currency Agent is not reimbursed for such expenses by the Parent. All obligations provided for in this Section 15.5 shall survive termination of this Agreement.

     SECTION 15.6 Successor Administrative Agent or Foreign Currency Agent, as the case may be. The Administrative Agent or Foreign Currency Agent, as the case may be, may resign at any time by giving written notice thereof to the Lenders and, while no Default or Event of Default exists, the consent of the Parent (which consent shall not be unreasonably withheld or delayed) and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Foreign Currency Agent, as the case may be. If no successor Administrative Agent or Foreign Currency Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's or Foreign Currency Agent, as the case may be, giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent or Foreign Currency Agent, as the case may be, then the retiring Administrative Agent or Foreign Currency Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent or Foreign Currency Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Foreign Currency Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations in its capacity as Administrative Agent or Foreign Currency Agent under this Agreement. After any retiring Administrative Agent's or Foreign Currency Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Foreign Currency Agent under this Agreement.

     SECTION 15.7 Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Related Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Related Documents.

     (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans, LC Obligations and all other Liabilities known to the Administrative Agent and payable under this Agreement or any Related Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Parent or any of its Subsidiaries owned no interest at the time such Lien was granted or at any time thereafter; (iv) constituting property leased to the Parent or any of its Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Parent or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; (vi) pursuant to any transaction permitted by
Section 11.3; or (vii) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section
17.1. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 15.7.


                  SECTION 16.  ASSIGNMENTS AND PARTICIPATIONS

     SECTION 16.1 Assignments. (a) Each Lender shall have the right at any time to assign (with the consent of the Parent while no Default or Event of Default exists, which consent shall not be unreasonably withheld or delayed), to any Eligible Assignee, all or any part of such Lender's rights and obligations under this Agreement and each Related Document including its rights in respect of Loans, Notes, Letters of Credit and LC Obligations and its obligations in respect of Commitments to make Loans or participate in Letters of Credit. Any such assignment shall be pursuant to an assignment agreement, substantially in the form of Exhibit K (an "Assignment Agreement"), duly executed by such Lender and the Eligible Assignee, and acknowledged by the Administrative Agent. No assignment by the Administrative Agent shall relieve it from its obligations in respect of the Letters of Credit, it being understood that any assignment by the Administrative Agent as to

Letters of Credit shall be deemed to automatically constitute an assignment by the Administrative Agent and the purchase by the Eligible Assignee of a participating interest in such Letters of Credit.

     (b) Each assignment shall be pro rata with respect to all rights and obligations of the assigning Lender including the Loans, Notes, LC Obligations and Commitments of the assigning Lender. Each assignment, if to a Person other than a Lender or its Affiliate, shall be in an amount equal to or in excess of $5,000,000 (except for assignments of the entire unpaid balance of a Lender if less than $5,000,000). In the case of any such assignment, the satisfaction or waiver of the conditions specified in clause (c) below, this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such Eligible Assignee, and the Eligible Assignee shall for all purposes be a Lender party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Lender hereunder, including the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Lenders or the Required Lenders, as the case may be, and the obligations to make Loans and to participate in Letters of Credit.

     (c) An assignment shall become effective hereunder when all of the following shall have occurred:

               (i) the Assignment Agreement shall have been executed by the assigning Lender and the Eligible Assignee,

               (ii) the Assignment Agreement shall have been acknowledged by the Administrative Agent and, while no Default or Event of Default exists, consented to by Parent (which consent shall not be unreasonably withheld or delayed),

               (iii) unless waived by the Administrative Agent, either the assigning Lender or the Eligible Assignee shall have paid a processing fee of $3,500 to the Administrative Agent for its own account (other than in connection with an assignment to an Affiliate of such Lender), and

               (iv) the assigning Lender and the Administrative Agent shall have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, the Administrative Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Lender, in proportion to the percentage of the assigning Lender's rights transferred, to the Eligible Assignee.

     (d) Upon the effectiveness of any assignment, the assigning Lender shall be relieved from its obligations hereunder to the extent of the obligations so assigned (except, (i) obligations of the Administrative Agent in respect of the Letters of Credit issued by it, and (ii to the extent, if any, that the Parent, any other Lender or the Administrative Agent has rights against such assigning Lender as a result of any default by such Lender under this Agreement) and appropriate arrangements shall be made so that, if required, replacement Notes are issued to such assigning Lender and new Notes or, as appropriate, replacement Notes are issued to the Eligible Assignee, in each case in principal amounts reflecting their outstanding Loans as adjusted pursuant to such Assignment Agreement. Promptly following the consummation of each assignment, the Administrative Agent shall furnish to the Parent and each Lender, a revised
Schedule 2.1, revised to reflect such assignment.

     SECTION 16.2 Participations. Each Lender may grant participations in all or any part of its Loans, Notes, Letters of Credit and LC Obligations to any commercial lender or other financial institution. A participant not shall have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict such Lender's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant except that the consent of such participant may be required in connection with matters requiring the consent of all of the Lenders under Section 17.1). All amounts payable by the Parent under this Agreement shall be determined as if the Lender had not sold such participation. In the event of any such sale by a Lender of participating interests to a participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any obligation for all purposes under this Agreement, and the Parent and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     SECTION 16.3 Disclosure of Information. The Parent authorizes each Lender to disclose to any participant, assignee or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Parent and any of its Subsidiaries which has been delivered to such Lender by or on behalf of the Parent or any of its Subsidiaries in connection with such Lender's credit evaluation of the Parent prior to entering into this Agreement or which has been delivered to such Lender by or on behalf of the Parent or any of its Subsidiaries pursuant to this Agreement; provided that each Lender agrees that it shall hold all non-public, confidential and proprietary information obtained pursuant to the requirements of this Agreement (the "Information") confidential in accordance with safe and sound banking and business practices and may only make disclosure reasonably required by a Transferee or a prospective Transferee in connection with the contemplated transfer of any portion of the Loans. Notwithstanding anything to the contrary herein, any Lender may disclose
Information: (a) that consists of information that has been filed with, and made public and generally available by, any governmental agency, or which has otherwise been publicly disclosed, (b) to regulatory authorities having jurisdiction to examine its books and records, (c) pursuant to subpoena or other legal process or as otherwise required by law, and (d) to its counsel and auditors in connection with matters concerning the transactions contemplated by this Agreement.

     SECTION 16.4 Foreign Transferees. If, pursuant to this Section 16, any interest in this Agreement or any Loan, Letter of Credit, Note or LC Obligation is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee (other than any participant), and may cause any participant, concurrently with the effectiveness of such transfer, (a) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, and the Parent) that under applicable law and treaties no Taxes will be required to be withheld by the Administrative Agent, the Parent or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, Notes, Letters of Credit or LC Obligations,
(b) to furnish to the transferor Lender, the Administrative Agent and the Parent either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transfer claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (c) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Parent) to provide the transferor Lender, the Administrative Agent and the Parent a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


                          SECTION 17.  MISCELLANEOUS

     SECTION 17.1 Waivers and Amendments. The provisions of this Agreement and of each Related Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Parent and the Required Lenders; provided that no such amendment, modification or waiver:

          (a) which would modify any requirement hereunder that any particular action be taken by all Lenders or by the Required Lenders, shall be effective without the consent of each Lender;

          (b) which would modify this Section 17.1, change the definition of "Required Lenders," change any Percentage for any Lender (except pursuant to an Assignment Agreement), reduce any fees (other than any fees payable to the Administrative Agent for its sole account), extend the Revolving Loan Termination Date, or subject any Lender to any additional obligations, shall be effective without the consent of each Lender;

          (c) which would permit the release of any Guarantor (except as otherwise permitted by Section 11.3) or all or substantially all of the Collateral other than a release in connection with a disposition permitted hereunder or otherwise permitted under the terms of the Related Documents, shall be effective without the consent of each Lender;

          (d) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any reimbursement obligation, interest or fees with respect to any LC Obligation, shall be effective without the consent of the holder of such Loan or LC Obligation; or

          (e) which would affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), shall be effective without consent of the Administrative Agent.

     SECTION 17.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Parent. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback is received, (b) if given by certified mail or overnight mail (via a reputable courier), 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided that notices to the Administrative Agent under Sections 3, 4 and 15 shall not be effective until received by the Administrative Agent.

     SECTION 17.3 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any margin stock (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     SECTION 17.4 Payment of Costs and Expenses. The Parent agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any Related Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or thereby are consummated,

          (b) the filing, recording, refiling or rerecording of any of the Related Documents (including the Borrower Pledge Agreement and the Gibbs Pledge Agreement) and/or any Uniform Commercial Code financing statements or Uniform Commercial Code, judgement, tax or other lien searches relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Related Documents, and

          (c) the preparation and/or review of the form of any document or instrument relevant to this Agreement or any Related Document.

The Parent further agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes, Letters of Credit or any other Related Documents. The Parent also agrees to reimburse the Administrative Agent, the Foreign Currency Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Foreign Currency Agent or such Lender in connection with the enforcement of any Liabilities and the consideration of legal issues relevant to such enforcement. All obligations of the Parent provided for in this Section 17.4 shall survive termination of this Agreement until the expiration of all statutes of limitations applicable thereto. All demands made under this Section 7.4 shall be accompanied by a statement setting forth in reasonable detail any such amounts.

     SECTION 17.5 Indemnity. The Parent agrees to indemnify the Administrative Agent, the Foreign Currency Agent and each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Lender, the Administrative Agent or the Foreign Currency Agent) in connection with any investigative, administrative or judicial proceedings whether or not such Lender shall be designated a party thereto, which may be incurred by such Lender (or by the Administrative Agent or Foreign Currency Agent in connection with its actions as Administrative Agent or Foreign Currency Agent hereunder), relating to or arising out of this Agreement or any actual or proposed use of the proceeds of the Loans or LC Obligations hereunder; provided that neither the

Administrative Agent nor any Lender shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction. All obligations of the Parent provided for in this Section 17.5 shall survive termination of this Agreement until the expiration of all statutes of limitations applicable thereto.

     SECTION 17.6 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Parent have one or more Subsidiaries.

     SECTION 17.7 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

     SECTION 17.8 Governing Law. This Agreement, the Notes and each Loan and Letter of Credit and each other Related Document shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. All obligations of the Parent and rights of the Administrative Agent and the Lenders expressed herein or in the Related Documents shall be in addition to and not in limitation of those provided by applicable law.

     SECTION 17.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Lender of execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the Restatement Effective Date hereof, and at such time the Administrative Agent shall notify the Parent and each Lender.

     SECTION 17.10 SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE PARENT AND EACH OF THE CO-BORROWERS, ON BEHALF OF ITSELF AND EACH SUBSIDIARY OF THE PARENT AND SUCH CO-BORROWER (A) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT, AND THE PARENT AND EACH OF THE CO-BORROWERS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR

FEDERAL COURT, AND (B) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT, THE FOREIGN CURRENCY AGENT OR ANY LENDER OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 17.10. THE PARENT AND EACH OF THE CO-BORROWERS, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED OF THE PARENT OR SUCH CO-BORROWER BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY THE PARENT, EITHER CO-BORROWER, ANY SUBSIDIARY, THE ADMINISTRATIVE AGENT, THE FOREIGN CURRENCY AGENT, ANY LENDER, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 17.10 AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE PARENT AND EACH OF THE CO-BORROWERS ON BEHALF OF ITSELF AND EACH SUBSIDIARY OF THE PARENT AND SUCH CO-BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     SECTION 17.11 Service of Process. The Parent on behalf of itself and each Subsidiary of the Parent hereby irrevocably appoints C.T. Corporation (the "Process Agent"), with an office on the date hereof at 208 South LaSalle Street, Chicago, Illinois 60604, United States, as its agent to receive on behalf of the Parent and its Subsidiaries and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, in each case, in the event it has no other duly appointed registered agent in Illinois, provided that a copy of such process is also mailed by registered or certified mail, postage prepaid, to the Parent at its address specified pursuant to Section 17.2. Such service may be made by mailing or delivering a copy of such process to the Parent in care of the Process Agent at the Process Agent's above address, and the Parent hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Parent agrees to indemnify such Process Agent in connection with all matters relating to its appointment as agent of the Parent for such purposes, to enter into any agreement relating to such appointment which such Process Agent may customarily require, and to pay such Process Agent's customary fees upon demand. As an alternative method of service, the Parent for itself and its Subsidiaries also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of the Parent at its address specified pursuant to
Section 17.2. Nothing in this Section 17.11 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent, the Foreign Currency Agent or any Lender to bring any action or proceeding against the Parent or its properties in the courts of any other jurisdictions.

     SECTION 17.12 WAIVER OF JURY TRIAL. THE PARENT AND EACH OF THE CO-BORROWERS (ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES), THE ADMINISTRATIVE AGENT, THE FOREIGN CURRENCY AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY RELATED DOCUMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE FOREIGN CURRENCY AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     SECTION 17.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that: (a) the Parent may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Foreign Currency Agent and all Lenders; and (b) the rights of the Lenders to make assignments or grant participations are subject to the provisions of Section 16.

     SECTION 17.14  Judgment Currency.

          (a) If, for the purpose of obtaining or enforcing judgment against the Parent, the Co-Borrowers and/or their respective Subsidiaries in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 17.14 referred to as the "Judgment Currency") an amount due in another currency (such other currency being hereinafter in this Section 17.14 referred to as the "Indebtedness Currency") under this agreement, the conversion shall be made at the Spot Rate prevailing on the Business Day immediately preceding:

          (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the State of Illinois or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

          (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 17.14 being hereinafter in this Section 17.14 referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 17.14, there is a change in the Spot Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Parent and Co-Borrowers, jointly and severally, shall pay to the Lenders such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Spot Rate prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Spot Rate prevailing on the Judgment Conversion Date.

          (c) Any amount due from the Parent and Co-Borrowers under the provisions of this Section 17.14 shall be due to the judgment creditor as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this agreement.

     SECTION 17.15 Joint and Several Liability. Each of the Parent and the Co-Borrowers unconditionally guarantees the payment in full and performance of the Liabilities arising or related to any Canadian Dollar Loan. Each of the Parent and the Co-Borrowers shall be liable for all amounts due to the Lenders under this Agreement with respect to Canadian Dollar Loans, regardless of which such Person actually receives such Canadian Dollar Loans or the amount of such Canadian Dollar Loans received or the manner in which the Lenders account for such Canadian Dollar Loans on their respective books and records. Each of the Parent and the Co-Borrower's Liabilities with respect to Canadian Dollar Loans made to it, and each of the Parent's and the Co-Borrower's Liabilities arising as a result of the joint and several liability of the Parent and the Co-Borrowers under this Agreement or any Related Document, shall be separate and distinct obligations, but all such Liabilities shall be primary obligations of the Parent and each Co-Borrower.

          Upon any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any of the Parent or either the Co-Borrowers to collect and recover the full amount, or any portion of the Liabilities arising or related to any Canadian Dollar Loan, without first proceeding against any other Person, or against any security or collateral for such Liabilities. Each of the Parent and the Co-Borrowers consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of the Parent or the Co-Borrowers or in payment of any or all of such Liabilities.

     Delivered at Chicago, Illinois, as of the day and year first above written.

                              CAREER EDUCATION CORPORATION

                              By: /s/ William A. Klettke
                                  ------------------------------
                              Name: William A. Klettke
                                    ----------------------------
                              Title: Chief Financial Officer
                                     ---------------------------

                              Address: 2800 W. Higgins Road, #790
                                       --------------------------
                                        Hoffman Estates, IL 60195
                                        -------------------------
                              Attention: William A. Klettke
                                         -----------------------
                              Telephone: 847/781-3600
                                         -----------------------
                              Facsimile: 847/781-3610
                                         -----------------------



                              INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD.


                              By: /s/ William A. Klettke
                                  ------------------------------
                              Name: William A. Klettke
                                    ----------------------------
                              Title: Vice President and Treasurer
                                     ----------------------------



                              ACADEMIE INTERNATIONALE dU DESIGN INC.


                              By: /s/ William A. Klettke
                                  ------------------------------
                              Name: William A. Klettke
                                    ----------------------------
                              Title: Vice President and Treasurer
                                     ----------------------------

                              LASALLE NATIONAL BANK, in its
                               individual corporate capacity and
                               as Administrative Agent

                              By: /s/ David F. Mohr
                                  --------------------------------
                              Name: David F. Mohr
                                    ------------------------------
                              Title: Assistant Vice President
                                     -----------------------------

                              Notice Information
                              Address: 135 S. LaSalle Street, #308
                                       ---------------------------
                                       Chicago, IL 60603
                                       ---------------------------
                              Attention: Janice Koch
                                         -------------------------
                              Telephone: 312/904-7138
                                         -------------------------
                              Facsimile: 312/904-8544
                                         -------------------------


                              Lending Office (Base Rate Loans)

                              Address: 135 S. LaSalle Street, #308
                                       ---------------------------
                                       Chicago, IL 60603
                                       ---------------------------
                              Attention: Janice Koch
                                         -------------------------
                              Telephone: 312/904-7138
                                         -------------------------
                              Facsimile: 312/904-8544
                                         -------------------------


                              Lending Office (LIBOR Rate Loans)

                              Address: 135 S. LaSalle Street, #308
                                       ---------------------------
                                       Chicago, IL 60603
                                       ---------------------------
                              Attention: Janice Koch
                                         -------------------------
                              Telephone: 312/904-7138
                                         -------------------------
                              Facsimile: 312/904-8544
                                         -------------------------

                              THE BANK OF NOVA SCOTIA, in its
                               individual corporate capacity and
                               as Foreign Currency Agent

                              By: /s/ F.C.H. Ashby
                                  --------------------------------
                              Name: F.C.H. Ashby
                                    ------------------------------
                              Title: Sr. Manager Loan Operations
                                     -----------------------------

                              Notice Information
                              Address: 600 Peachtree St. NE, #2700
                                       ---------------------------
                                       Atlanta, GA
                                       ---------------------------
                              Attention: Demetria January
                                         -------------------------
                              Telephone: 404/877-1540
                                         -------------------------
                              Facsimile: 404/888-8998
                                         -------------------------


                              Lending Office (Base Rate Loans)

                              Address: 600 Peachtree St. NE, #2700
                                       ---------------------------
                                       Atlanta, GA
                                       ---------------------------
                              Attention: Demetria January
                                         -------------------------
                              Telephone: 404/877-1540
                                         -------------------------
                              Facsimile: 404/888-8998
                                         -------------------------


                              Lending Office (LIBOR Rate Loans)

                              Address: 600 Peachtree St. NE, #2700
                                       ---------------------------
                                       Atlanta, GA
                                       ---------------------------
                              Attention: Demetria January
                                         -------------------------
                              Telephone: 404/877-1540
                                         -------------------------
                              Facsimile: 404/888-8998
                                         -------------------------

                              ABN AMRO BANK CANADA, in its
                               individual corporate capacity

                              By: /s/ David Moore
                                  ------------------------------
                              Name: David Moore
                                    ----------------------------
                              Title: Vice President
                                     ---------------------------

                              By: /s/ David Lam
                                  ------------------------------
                              Name: David Lam
                                    ----------------------------
                              Title: Manager, Credit
                                     ---------------------------

                              Notice Information
                              Address: 79 Wellington Street West
                                       -------------------------
                                       Toronto, Ontario
                                       -------------------------
                                       Canada M5K1G8
                                       -------------------------
                              Attention: David Moore
                                         -----------------------
                              Telephone: 416/365-2946
                                         -----------------------
                              Facsimile: 416/367-7937
                                         -----------------------


                              Lending Office (Base Rate Loans)

                              Address: 79 Wellington Street West
                                       -------------------------
                                       Toronto, Ontario
                                       -------------------------
                                       Canada M5K1G8
                                       -------------------------
                              Attention: Loan Operations
                                         -----------------------
                                         Yasmin Mohideen
                                         -----------------------
                              Telephone: 416/365-6765
                                         -----------------------
                              Facsimile: 416/367-1485
                                         -----------------------


                              Lending Office (LIBOR Rate Loans)

                              Address: N/A
                                       -------------------------
                                       -------------------------
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________

                              NATIONAL CITY BANK, in its
                               individual corporate capacity

                              By: /s/ Diego Tobon
                                  ------------------------------
                              Name: Diego Tobon
                                    ----------------------------
                              Title:____________________________

                              Notice Information
                              Address: _________________________
                                       _________________________
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________


                              Lending Office (Base Rate Loans)

                              Address: _________________________
                                       _________________________
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________


                              Lending Office (LIBOR Rate Loans)

                              Address: _________________________
                                       _________________________
                              Attention: _______________________
                              Telephone: _______________________
                              Facsimile: _______________________

                              COMERICA BANK, in its
                               individual corporate capacity

                              By: /s/ Gregory N. Block
                                  ------------------------------
                              Name: Gregory N. Block
                                    ----------------------------
                              Title: Vice President
                                     ---------------------------

                              Notice Information
                              Address: 500 Woodward Avenue, MC3269
                                       ---------------------------
                                       Detroit, MI 48226
                                       ---------------------------
                              Attention: Gregory N. Block
                                         -------------------------
                              Telephone: 313/222-7006
                                         -------------------------
                              Facsimile: 313/222-9516
                                         -------------------------


                              Lending Office (Base Rate Loans)

                              Address: 500 Woodward Avenue, MC3269
                                       ---------------------------
                                       Detroit, MI 48226
                                       ---------------------------
                              Attention: Beverly Jones
                                         -------------------------
                              Telephone: 313/222-3805
                                         -------------------------
                              Facsimile: 313/222-9516
                                         -------------------------


                              Lending Office (LIBOR Rate Loans)

                              Address: 500 Woodward Avenue, MC3269
                                       ---------------------------
                                       Detroit, MI 48226
                                       ---------------------------
                              Attention: Beverly Jones
                                         -------------------------
                              Telephone: 313/222-7006
                                         -------------------------
                              Facsimile: 313/222-9516
                                         -------------------------

                              HARRIS TRUST AND SAVINGS BANK, in its individual corporate capacity

                              By: /s/ M. James Barry, III
                                  ------------------------------
                              Name: M. James Barry, III
                                    ----------------------------
                              Title: Vice President
                                     ---------------------------

                              Notice Information
                              Address: 111 West Monroe Street
                                       -------------------------
                                       Chicago, IL 60603
                                       -------------------------
                              Attention: M. James Barry, III
                                         -----------------------
                              Telephone: 312/461-2781
                                         -----------------------
                              Facsimile: 312/293-5283
                                         -----------------------


                              Lending Office (Base Rate Loans)

                              Address: 111 West Monroe Street
                                       -------------------------
                                       Chicago, IL 60603
                                       -------------------------
                              Attention: Chris Hale
                                         -----------------------
                              Telephone: 312/461-5664
                                         -----------------------
                              Facsimile: 312/293-5283
                                         -----------------------


                              Lending Office (LIBOR Rate Loans)

                              Address: 111 West Monroe Street
                                       -------------------------
                                       Chicago, IL 60603
                                       -------------------------
                              Attention: Chris Hale
                                         -----------------------
                              Telephone: 312/461-5664
                                         -----------------------
                              Facsimile: 312/293-5283
                                         -----------------------

                              UNION BANK OF CALIFORNIA, N.A., in its individual corporate capacity

                              By: /s/ Stephen R. Sweeney
                                  -----------------------------------
                              Name: Stephen R. Sweeney
                                    ---------------------------------
                              Title: Vice President
                                     --------------------------------

                              Notice Information
                              Address: 445 S. Figuerda St., 15/th/ Fl.
                                       -------------------------------
                                       Los Angeles, CA 90071
                                       -------------------------------
                              Attention: Commercial Finance Div.
                                         -----------------------------
                              Telephone: 213/236-6065
                                         -----------------------------
                              Facsimile: 213/236-6089
                                         -----------------------------


                              Lending Office (Base Rate Loans)

                              Address: _______________________________
                                       _______________________________
                              Attention: _____________________________
                              Telephone: _____________________________
                              Facsimile: _____________________________


                              Lending Office (LIBOR Rate Loans)

                              Address: _______________________________
                                       _______________________________
                              Attention: _____________________________
                              Telephone: _____________________________
                              Facsimile: _____________________________

                              THE BANK OF MONTREAL, in its individual corporate capacity

                              By: /s/ Michael W. McAdam
                                  ------------------------------
                              Name: Michael W. McAdam
                                    ----------------------------
                              Title: Relationship Manager
                                     ---------------------------

                              Notice Information
                              Address: First Canadian Place
                                       -------------------------
                                       Mezzanine Level
                                       -------------------------
                                       P.O. Box 3100
                                       -------------------------
                                       King Street W
                                       -------------------------
                                       Toronto, Ontario
                                       -------------------------
                                       Canada M5X-1A3
                                       -------------------------
                              Attention: Michael W. McAdam
                                         -----------------------
                              Telephone: 416/867-5230
                                         -----------------------
                              Facsimile: 416/867-2744
                                         -----------------------


                              Lending Office (Prime Rate Loans)

                              Address: First Canadian Place
                                       -------------------------
                                       Mezzanine Level
                                       -------------------------
                                       P.O. Box 3100
                                       -------------------------
                                       King Street W
                                       -------------------------
                                       Toronto, Ontario
                                       -------------------------
                                       Canada M5X-1A3
                                       -------------------------
                              Attention: Michael W. McAdam
                                         -----------------------
                              Telephone: 416/867-5230
                                         -----------------------
                              Facsimile: 416/867-2744
                                         -----------------------